United states securities and exchange commission
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
QUIKSILVER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held March 25, 2009
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2 APPROVAL OF AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 APPROVAL OF AMENDMENT AND RESTATEMENT OF 2000 STOCK INCENTIVE PLAN
OWNERSHIP OF SECURITIES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NOMINATIONS AND STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS

QUIKSILVER, INC.
15202 Graham Street
Huntington Beach, California 92649

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 25, 2009
To The Stockholders of Quiksilver, Inc.:
     The Annual Meeting of Stockholders of Quiksilver, Inc. will be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Wednesday, March 25, 2009, at 10:00 a.m. local time, for the following purposes:
     1. To elect 6 directors to serve on our board of directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;
     2. To consider and vote upon a proposal to approve the amendment and restatement of the Quiksilver, Inc. 2000 Employee Stock Purchase Plan to (i) increase the number of shares of common stock reserved for purchase under the plan by 2,000,000 shares, (ii) extend the term of the plan through February 5, 2019 and (iii) effect various technical and clarifying revisions to facilitate the administration of the plan;
     3. To consider and vote upon a proposal to approve the amendment and restatement of the Quiksilver, Inc. 2000 Stock Incentive Plan to (i) extend the term of the plan through February 5, 2019, (ii) establish minimum vesting periods for certain restricted stock and restricted stock unit awards, (iii) limit discretionary acceleration of vesting schedules for certain restricted stock and restricted stock unit awards and (iv) effect various technical and clarifying revisions to facilitate the administration of the plan; and
     4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
     At the annual meeting, the board of directors intends to present Douglas K. Ammerman, William M. Barnum, Jr., Charles E. Crowe, James G. Ellis, Charles S. Exon and Robert B. McKnight, Jr. as nominees for election to the board of directors.
     All stockholders are cordially invited to attend the annual meeting in person. Only stockholders of record at the close of business on January 30, 2009 will be entitled to vote at the annual meeting or any adjournment or postponement of the meeting.
     A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly execute the enclosed proxy and return it in the enclosed addressed envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

By Order of the Board of Directors,

QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR.
Chairman of the Board,
Chief Executive Officer and President
Huntington Beach, California
February 20, 2009

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUIKSILVER, INC.
15202 Graham Street
Huntington Beach, California 92649

ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 25, 2009

PROXY STATEMENT

General
     The enclosed proxy is solicited by the board of directors of Quiksilver, Inc. for use at our Annual Meeting of Stockholders to be held at our headquarters, located at 15202 Graham Street, Huntington Beach, California 92649, on Wednesday, March 25, 2009, at 10:00 a.m. local time, and any and all adjournments or postponements of the meeting. We intend to cause this proxy statement and form of proxy to be mailed to our stockholders on or about February 20, 2009.
Voting; Quorum; Abstentions and Broker Non-Votes
     The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. Only holders of record of the 128,090,583 shares of our common stock outstanding at the close of business on January 30, 2009 will be entitled to notice of and to vote at our annual meeting or any adjournment or postponement of such meeting. On each matter to be considered at our annual meeting, stockholders will be entitled to cast one vote for each share held of record on January 30, 2009.
     The required quorum for the transaction of business at the annual meeting is a majority of the issued and outstanding shares of our common stock entitled to vote at the annual meeting, whether present in person or represented by proxy. Our bylaws provide that unless otherwise provided by law, our certificate of incorporation or our bylaws, all matters other than the election of directors coming before the annual meeting shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or represented by proxy at the annual meeting. Votes cast at the annual meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting. Shares of stock represented by a properly signed and returned proxy will be treated as present at the meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” will also be treated as present for purposes of determining a quorum. Broker non-votes are shares of stock held in record name by brokers or nominees as to which:
•	instructions have not been received from the beneficial owners or persons entitled to vote;

•	the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or

•	the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.
     Directors will be elected by a plurality of the votes cast. Accordingly, abstentions or broker non-votes will not affect the election of a candidate who receives a plurality of votes. Proposal 2 and Proposal 3 require the approval of a majority of the shares of voting stock present or represented by proxy at our annual meeting and entitled to vote on the proposals. Therefore, abstentions as to Proposal 2 and Proposal 3 will have the same effect as votes against such proposals. Broker non-votes as to Proposal 2 and Proposal 3, however, will be deemed shares not entitled to vote on such proposals, and will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

Proxies
     All shares represented by a properly executed, unrevoked proxy received in time for our annual meeting will be voted in the manner specified in such proxy. If the manner of voting is not specified in an executed proxy received by us, the proxy holders will vote FOR the election of the nominees to the board of directors listed in the proxy, FOR the approval of the amendment and restatement of the 2000 Employee Stock Purchase Plan, and FOR the approval of the amendment and restatement of the 2000 Stock Incentive Plan. The named proxy holders may vote in their discretion upon such other matters as may properly come before the meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).
     Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy.
Solicitation
     We will bear the cost of soliciting proxies. The solicitation will be by mail. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by our regular employees who will not receive additional compensation for the solicitation. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.
     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 25, 2009: Copies of this Proxy Statement, the form of Proxy and our 2008 Annual Report to Stockholders are available online at http://www.quiksilverinc.com/investor_financialsec.aspx.
PROPOSAL 1
ELECTION OF DIRECTORS
General
     Our directors are elected at each annual stockholders meeting and hold office until the next annual stockholders meeting or until their respective successors are duly elected and qualified. Our bylaws provide that the number of directors constituting the board of directors will be determined by resolution of the board. The number of directors currently authorized is 6.
     All 6 nominees for election to the board of directors are currently serving as directors on our board. Unless individual stockholders specify otherwise, the shares represented by each returned proxy will be voted FOR the election of the 6 nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our board of directors. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

The following sets forth certain information concerning our nominees as of February 20, 2009:

Name	Age	Director Since	Positions with Quiksilver
Douglas K. Ammerman	57	2005	Director
William M. Barnum, Jr.	54	1991	Director
Charles E. Crowe	53	1980	Director
James G. Ellis	62	2009	Director
Charles S. Exon	59	2005	Chief Administrative Officer, Secretary, General Counsel and Director
Robert B. McKnight, Jr.	55	1976	Chief Executive Officer, President and Chairman
     Douglas K. Ammerman began his career in 1973 with the public accounting firm of Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002. Mr. Ammerman is a Certified Public Accountant and has a Masters Degree in Business Taxation from the University of Southern California. Mr. Ammerman currently serves on the board of directors and is chairman of the audit committee of Fidelity National Financial, Inc., a title insurance company. He also serves on the board of directors of two privately-held companies, El Pollo Loco and William Lyon Homes.
     William M. Barnum, Jr. currently serves as a director of several private companies, and has been a Managing Member of Brentwood Associates, a Los Angeles based venture capital and private equity investment firm since 1986. Prior to that, Mr. Barnum held several positions at Morgan Stanley & Co. Mr. Barnum graduated from Stanford University in 1976 with a B.A. in Economics and from the Stanford Graduate School of Business and Stanford Law School in 1981 with M.B.A. and J.D. degrees. Mr. Barnum also serves on the board of directors of Zumiez, Inc., an action sports specialty retailer.
     Charles E. Crowe currently manages several private investments and has been involved in such activities since his resignation as our Vice President in 1993. Prior to 1981, Mr. Crowe was employed by Bateman Eichler, Hill Richards, Incorporated, an investment bank and brokerage firm. Mr. Crowe graduated from the University of California, Santa Barbara, with a B.A. degree in Economics.
     James G. Ellis currently serves as the Dean of the Marshall School of Business at The University of Southern California and holder of the Robert R. Dockson Dean’s Chair in Business Administration. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations also for USC. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and CEO of Port O’Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis graduated from the University of New Mexico with a B.B.A. degree and from Harvard Business School with an M.B.A. degree. Mr. Ellis also serves on the board of directors of Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company.
     Charles S. Exon has served as our Chief Administrative Officer since February 2008 and as Secretary and General Counsel since August 2000. Mr. Exon previously served as Executive Vice President, Business & Legal Affairs from August 2000 to February 2008. Prior to joining Quiksilver, Mr. Exon practiced law, the last seven years as a partner with the firm of Hewitt & McGuire, LLP. Mr. Exon received a B.A. degree in English from the University of Missouri, a M.A. degree in Communications from Stanford University and a J.D. degree from the University of Southern California.
     Robert B. McKnight, Jr. was a co-founder of Quiksilver in 1976, served as our President from 1979 through July 1991 and has served as our Chairman of the Board and Chief Executive Officer since 1976. In February 2008, he also was re-appointed as our President. Mr. McKnight received a B.S. degree in Business Administration from the University of Southern California. Mr. McKnight also serves on the board of directors of Jones Trading Institutional Services, LLC, a private company.

Proposal
     At the annual meeting, our stockholders will be asked to elect 6 directors to serve on our board until our next annual meeting of stockholders or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes of all outstanding shares of our common stock present or represented by proxy and entitled to be voted shall be elected as directors to serve until our next annual meeting of stockholders or until their successors have been duly elected and qualified. The board of directors recommends a vote “FOR” the election of each of the nominees listed above.
CORPORATE GOVERNANCE
General
     Pursuant to Delaware law and our bylaws, our business and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees. Our board has three standing committees:
•	The Audit Committee;

•	The Compensation Committee; and

•	The Nominating and Governance Committee
     Copies of the written charters for our Audit, Compensation and Nominating and Governance Committees, as well as our Corporate Governance Guidelines, Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics are available on our website located at www.quiksilverinc.com, and can be found under the “Investor Relations” and “Corporate Governance” links. Copies are also available in print, free of charge, by writing to Investor Relations, Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. We may post amendments to, or waivers of, the provisions of our Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics, if any, on our website. Please note, however, that the information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.
Director Independence
     The listing standards of the New York Stock Exchange (NYSE), as well as our Corporate Governance Guidelines, require that a majority of our board of directors be comprised of independent directors. For a director to be considered independent under these standards:
•	The director must meet the bright-line independence tests under the listing standards of the NYSE; and

•	The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.
     The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.quiksilverinc.com.
     Based on these standards, our board has determined that each of the following directors is independent: Douglas K. Ammerman, William M. Barnum, Jr., Charles E. Crowe and James G. Ellis. The board had determined that each of Michael H. Gray, Timothy M. Harmon and Heidi J. Ueberroth, who resigned from the board on June 26, 2008, April 23, 2008 and January 23, 2009, respectively, were independent for their period of service on the board. The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. With respect to Mr. Ammerman, the Board evaluated his acquisition and ownership of our publicly traded senior notes (described in detail in “Certain Relationships and Related Transactions”) and concluded that this was not a material relationship since (i) his purchases were made in the public market, (ii) the terms of the notes were set prior to his purchases, (iii) the notes are governed by an indenture and (iv) the amount involved is insignificant. As a result, the Board concluded that Mr. Ammerman’s relationship is consistent with his status as an independent director.
Board Committees and Meetings
     Our board of directors held sixteen meetings during the fiscal year ended October 31, 2008. Each incumbent director attended at least 75% of the total number of meetings of the board of directors and of the board committees on which that director served which were held during the period for which he was a director. Members of the board and its committees also consulted informally with management from time to time.
     Audit Committee.  The Charter for our Audit Committee is available on our website at www.quiksilverinc.com. The Audit Committee Charter requires that the committee be comprised of at least three members, all of whom must be independent under the NYSE listing standards. The current members of our Audit Committee are Messrs. Ammerman, Barnum and Ellis, all of whom are “independent” under the NYSE listing standards and the Securities and Exchange Commission (SEC) rules regarding audit committee membership. The board has designated Mr. Ammerman as our audit committee financial expert.
     The committee assists our board of directors in discharging its responsibilities to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal auditors. It has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors employed by us for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The committee also is responsible for reviewing and approving any related party transactions and producing an Audit Committee Report for inclusion in our proxy statement. The committee held four meetings during the fiscal year ended October 31, 2008.
     Compensation Committee.  The Charter for our Compensation Committee is available on our website at www.quiksilverinc.com. The Charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Ammerman, Barnum and Crowe, all of whom are “independent”.
     The Compensation Committee assists the board of directors in discharging its responsibilities in respect of compensation of our executive officers and directors. The committee is responsible for determining the compensation of our Chief Executive Officer and all of our other executive officers. The committee reviews and approves all employment agreements for our executive officers and prepares, or causes to be prepared, the disclosures required by the SEC to be included in our proxy statement with respect to compensation. Our Chief Executive Officer makes recommendations to the Compensation Committee concerning the compensation of our executive officers. The committee also approves and administers our incentive compensation programs, including our 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, Annual Incentive Plan, Long-Term Incentive Plan, and the 2006 Restricted Stock Plan and approves all grants of equity compensation to our employees. The committee makes recommendations to the board of directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans and management perquisites. The committee conducts an annual review of non-employee director compensation and, if appropriate, recommends changes to the board.
     In order to preserve maximum flexibility for awarding, as well as taking appropriate deductions for, executive compensation, during 2008 the board of directors established a subcommittee of the Compensation Committee comprised solely of members who are (i) “outside directors” (as defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986) and (ii) “non-employee directors” as defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The subcommittee is responsible for approving awards under our incentive compensation plans and establishing performance goals related to such awards and other performance-based compensation when such compensation or awards are intended to comply with the provisions of Section 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, as well as such other duties or responsibilities as may be assigned by the Compensation Committee. The subcommittee consists of Messrs. Barnum and Crowe, each of whom qualifies as an “outside director” and a “non-employee director.” The committee held ten meetings and the subcommittee, which was formed in September 2008, did not hold any meetings during the fiscal year ended October 31, 2008.
     Nominating and Governance Committee.  The Charter for our Nominating and Governance Committee is available on our website at www.quiksilverinc.com. The Charter requires that the committee be comprised of at least two members, all of whom must be independent under the NYSE listing standards. The current members of the committee are Messrs. Ammerman and Crowe, both of whom are “independent.”
     The committee is responsible for identifying individuals qualified to become board members and recommending to our full board of directors nominees for election as directors. To fulfill this role, the committee reviews the composition of the full board to determine the qualifications and areas of expertise needed to further enhance the composition of the board and works with management in attracting candidates with those qualifications. The committee believes that the board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. In considering candidates for directors, the committee takes into account a number of factors, including the following:
•	independence under applicable listing standards;

•	relevant business experience;

•	judgment, skill, integrity and reputation;

•	the number of other boards on which the candidate serves;

•	other business and professional commitments;

•	potential conflicts of interest with other pursuits;

•	whether the candidate is a party to any action or arbitration adverse to Quiksilver;

•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership or quality as an “audit committee financial expert;”

•	executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and

•	the size and composition of the existing board.
     The committee will consider qualified director candidates suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write our Secretary and include:
•	the stockholder’s name and contact information;

•	a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee;

•	the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors listed above, other than that regarding board size and composition, sufficient to enable the committee to evaluate the candidate;

•	a statement of the value that the candidate would add to the board;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors; and

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate.
     In connection with its evaluation, the committee may request additional information from the candidate or the recommending stockholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by our Secretary at our principal executive offices not later than the 120th calendar day before the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. No candidates for director nominations were submitted to the committee by any stockholder in connection with the election of directors at this annual meeting.
     Before nominating a sitting director for re-election at an annual meeting, the committee will consider the director’s performance on the board and whether the director’s re-election will be consistent with our Corporate Governance Guidelines.
     When seeking candidates for director, the committee may solicit suggestions from our incumbent directors, management or others. After conducting an initial evaluation of the candidate, the committee will interview the candidate if it believes the candidate might be suitable for a director. The committee may also ask the candidate to meet with our management. If the committee believes the candidate would be a valuable addition to the board, it will recommend to the full board that candidate’s election or nomination.
     In addition to the above, the committee is responsible for developing and recommending to our board a set of corporate governance principles applicable to Quiksilver and overseeing the evaluation of our board of directors and management. The committee held two meetings during the fiscal year ended October 31, 2008.
     All of the nominees for director set forth in this proxy statement are standing for re-election, with the exception of Mr. Ellis who was appointed to the board in February 2009. Mr. Ellis was recommended to the board by our Chief Executive Officer.
     Executive Sessions.  Non-management directors meet regularly in executive session without management. Non-management directors are all those who are not Quiksilver officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. Executive sessions are led by a “Presiding Independent Director.” An executive session is held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Presiding Independent Director in his own discretion or at the request of the board. Mr. Ammerman is currently designated as the Presiding Independent Director.
Director Attendance at Annual Meetings
     We typically schedule a board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason. Last year five directors attended our annual meeting of stockholders.
Communications with Directors
     Stockholders and other interested parties who want to communicate with our board of directors, the non-management directors as a group, the Presiding Independent Director or any other individual director should write to us at:
Quiksilver, Inc.
c/o Secretary/Board Communications
15202 Graham Street
Huntington Beach, CA 92649

     Pursuant to procedures established by our non-management directors, we review each communication sent in accordance with the above instructions and forward such communication to the specified person or persons for response. We will not forward any incoherent, obscene or similarly inappropriate communication, or any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about us, form letters, spam, invitations and other forms of mass mailings), unless requested by a director or at management’s discretion.
     At each board of directors meeting, a summary of all such communications received since the last meeting that were not forwarded will be presented, and those communications will be available to directors on request.
Compensation Committee Interlocks and Insider Participation
     Each of Messrs. Barnum, Ammerman and Crowe, as well as Michael H. Gray and Timothy M. Harmon who resigned from the Board on June 23, 2008 and January 23, 2009, respectively, served as a member of the Compensation Committee during the fiscal year ended October 31, 2008. There are no compensation committee interlocks between any of our executive officers and any entity whose directors or executive officers serve on our board of directors or Compensation Committee.
     In February 2006, Mr. Ammerman purchased a principal amount of $100,000 of our publicly traded senior notes. In February 2008, Mr. Ammerman made an additional purchase of $100,000, in principal amount, of our senior notes. Mr. Ammerman continues to hold these senior notes. Our senior notes are publicly traded, pay interest at an annual rate of 6 7/8% and are governed by the terms of an indenture.
Director Compensation
     We use a combination of cash and equity-based compensation to attract and retain qualified non-employee directors to serve on our board. Our Compensation Committee, which consists only of independent directors, annually reviews and considers revisions to non-employee director compensation. The board reviews the committee’s recommendations and determines the amount of non-employee director compensation. Directors who are employees receive no additional compensation for serving on our board. The following table describes the compensation arrangements with our non-employee directors.

Compensation
Annual Cash Retainers(1)
Board Member	$45,000
Chair of Audit Committee	$27,000
Chairs of Other Committees	$18,000
Non-Chair Committee Member	$13,500
Clothing Allowance	$2,000 annual allowance to purchase company products at wholesale prices
Annual Restricted Stock Award(2)	Automatic 5,000 share restricted stock award if director has served at least 6 months on our board
Annual Stock Option Award(2)	Automatic 7,500 share stock option grant if director has served at least 6 months on our board

(1)	We do not pay our non-employee directors meeting attendances fees, however, we reimburse directors for travel and other out-of-pocket expenses incidental to their service as a director. We also extend coverage to all directors under a directors’ and officers’ indemnity insurance policy.

(2)	In addition to the annual awards, we also automatically award 5,000 restricted shares of common stock and options to purchase 7,500 shares of common stock to non-employee directors upon their initial commencement of service as a non-employee director.

     Under the Director Automatic Grant Program of our 2000 Stock Incentive Plan, we make automatic equity awards to our non-employee directors consisting of an option to purchase 7,500 shares of common stock and 5,000 shares of restricted stock (i) on the date an individual first commences service as a non-employee director and (ii) on the date of each annual meeting of our stockholders, provided the non-employee director continues to serve as a non-employee director after such meeting and has served as a non-employee board member for at least six months.
     Each option grant under the Director Automatic Grant Program has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a maximum term of seven years, subject to earlier termination following the optionee’s cessation of service on the board. Each option is immediately exercisable and fully vested for all of the option shares. Each option grant held by an optionee upon his or her termination of board service remains exercisable for up to a twelve (12)-month period following their termination date.
     Each restricted stock award vests in a series of three successive equal annual installments over the period beginning with the date of such award. The vesting dates with respect to the annual awards of restricted stock occur on the first, second and third anniversaries of the award date, or, if earlier, the day immediately preceding the date of our annual meeting of stockholders for each such year. An initial award of restricted stock vests on the first, second and third anniversaries of the award date. Non-employee directors will not vest in any additional shares of restricted stock following his or her cessation of service as a board member; provided, however, that if such cessation of board service occurs by reason of his or her death or disability, then all outstanding shares of restricted stock immediately vest. Restricted stock awards also vest in full on an accelerated basis upon the occurrence of certain changes in control of Quiksilver, Inc. during the period of board service. As the restricted stock awards vest, the underlying shares of common stock cease to be subject to any restrictions, other than applicable securities laws.
     The following table sets forth certain information regarding the compensation earned by, or awarded to, each non-employee director who served on our board of directors in fiscal 2008. During fiscal 2008, Messrs. McKnight and Exon were each employees of Quiksilver and were not compensated for their services as directors.
Director Compensation Table

	Fees Earned or Paid			All Other
	in Cash	Stock Awards	Option Awards	Compensation	Total
Name	$	$(1)(2)	$(1)(3)	$	$
Douglas K. Ammerman	102,375	80,800	64,000	2,000	249,175
William M. Barnum, Jr.	86,625	41,000	32,000	2,000	161,625
Charles E. Crowe	69,750	41,000	32,000	2,000	144,750
Timothy M. Harmon (4)	74,250	41,000	73,900	2,000	191,150
Michael H. Gray (5)	46,250	41,000	32,000	1,000	120,250
Heidi J. Ueberroth (6)	12,500	41,000	32,000	500	86,000

(1)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our directors. In accordance with SEC requirements, these amounts reflect the dollar amounts we recognized as compensation expense for financial statement reporting purposes for fiscal 2008 in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment” (“SFAS 123R”) related to awards to directors in fiscal 2008 and prior years, disregarding estimated forfeitures. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed with the SEC on December 30, 2008 for information regarding assumptions underlying the valuation of equity awards.

(2)	On March 28, 2008, the date of our 2008 annual meeting of stockholders, each non-employee director was automatically awarded 5,000 restricted shares of our common stock. The grant date fair value of each such restricted stock award, computed in accordance with SFAS 123R, was $48,850. There were no other stock awards to our non-employee directors during fiscal 2008. As of October 31, 2008, each non-employee director held the following number of restricted shares pursuant to awards of our restricted common stock: Douglas K. Ammerman, 15,000; William M. Barnum, Jr., 10,000; Charles E. Crowe, 10,000; Timothy M. Harmon, 10,000.

(3)	On March 28, 2008, the date of our 2008 annual meeting of stockholders, each non-employee director was automatically awarded an option to purchase 7,500 shares of our common stock. The grant date fair value of each such option award, computed in accordance with SFAS 123R, was $32,012. There were no other option awards to our non-employee directors during fiscal 2008. As of October 31, 2008, each non-employee director held options exercisable for the following number of shares: Douglas K. Ammerman, 95,000; William M. Barnum, Jr., 155,000; Charles E. Crowe, 75,000; Timothy M. Harmon, 75,000.

(4)	On January 23, 2009, Mr. Harmon tendered his resignation from our board of directors.

(5)	On June 23, 2008, Mr. Gray tendered his resignation from our board of directors.

(6)	On April 25, 2008, Ms. Ueberroth tendered her resignation from our board of directors.
PROPOSAL 2
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
EMPLOYEE STOCK PURCHASE PLAN
     Stockholders are being asked to approve an amendment and restatement of the Quiksilver, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), to (i) increase the number of shares of our common stock reserved for purchase under the Purchase Plan by 2,000,000 shares, (ii) extend the term of the Purchase Plan through February 5, 2019 and (iii) effect various technical and clarifying revisions to facilitate the administration of the Purchase Plan. The Compensation Committee of the Board of Directors and the full Board of Directors each approved this amendment and restatement on February 5, 2009, subject to stockholder approval at the annual meeting.
     The proposed amendment and restatement will provide a reserve of common stock that will be available for purchase under the Purchase Plan in order to allow us to provide our eligible employees with the opportunity to acquire our common stock through participating in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code (the “Code”). It will also provide us with the ability to utilize the plan through February 5, 2019.
     The following is a summary of the principal features of the Purchase Plan, as amended and restated, which is attached as Appendix A to this proxy statement. This summary does not purport to be a complete description of all the provisions of the amended and restated Purchase Plan. Any of our stockholders who wish to obtain a copy of the actual plan documents may do so without charge upon written request to Investor Relations, Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649, or may access the documents from the SEC’s web site at www.sec.gov.
Administration
     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as plan administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the Purchase Plan. The board of directors may exercise the committee’s powers and duties under the Purchase Plan.
Share Reserve
     As of January 30, 2009, a total of 2,233,580 shares of common stock were available for purchase over the remaining term of the Purchase Plan. The foregoing share reserve includes an increase of 2,000,000 shares for which stockholder approval is sought under this Proposal. Stockholder approval is required for any increase in the number of shares authorized for purchase under the Purchase Plan.
Offering Periods
     Under the Purchase Plan, shares are issued through a series of successive offering periods, each of approximately six months duration. Each participant is granted a separate option to purchase shares of common stock for each offering period in which he or she participates. Options under the Purchase Plan are granted on the first business day in July and January of each year and are automatically exercised on the last business day in the immediately succeeding December and June, respectively of each year. Each option entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period.
Eligibility
     Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in our employ is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period.
     As of January 30, 2009, our five executive officers and approximately 8,300 other employees were eligible to participate in the Purchase Plan.
Purchase Provisions
     Each participant in the Purchase Plan may authorize periodic payroll deductions in any multiple of one percent (1%) of his or her base salary, up to a maximum of fifteen percent (15%). A participant may not increase his or her rate of payroll deduction for an offering period after the start of that period, but he or she may decrease the rate once per offering period.
     On the last business day of each offering period, the accumulated payroll deductions of each participant is automatically applied to the purchase of whole shares of common stock at the purchase price in effect for that period.
Purchase Price
     The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value per share of our common stock on the last day of that offering period.
Valuation
     The fair market value per share of common stock on any relevant date will be the closing selling price per share on such date on the New York Stock Exchange. On January 30, 2009, the fair market value per share determined on such basis was $2.10.
Special Limitations
     The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:
•	No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of our stock or any of our affiliates.

•	No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

•	No participant may purchase more than 4,000 shares of common stock on any one purchase date.

•	The maximum number of shares of common stock in the aggregate that all participants purchase on any one purchase date may not exceed 400,000 shares.

     The Plan Administrator has the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the 4,000-share and 400,000-share limitations to be in effect for the number of shares purchasable per participant or in the aggregate by all participants during that offering period.
Termination of Purchase Rights
     A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are promptly refunded. A participant may withdraw from an offering period at any time prior to the end of that period and elect to have his or her accumulated payroll deductions for the offering period in which such withdrawal occurs either refunded or applied to the purchase of shares of common stock on the next purchase date.
Stockholder Rights
     No participant has any stockholder rights with respect to the shares of common stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
     No purchase right will be assignable or transferable and will be exercisable only by the participant.
Acquisition
     Should we be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eight-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the start date of that offering period or (ii) the fair market value per share of our common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in the aggregate on any on purchase date will not apply to the share purchases effected in connection with the acquisition.
Changes in Capitalization
     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the class and/or maximum number of securities issuable under the Purchase Plan, including the class and/or maximum number of securities issuable per participant or in the aggregate on any one purchase date, and (ii) the class and/or maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.
Amendment and Termination
     The Purchase Plan will terminate upon the earliest to occur of (i) February 5, 2019, if stockholder approval of this Proposal is obtained, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of us.
     The board of directors may at any time alter, suspend or discontinue the Purchase Plan. However, the board of directors may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in our capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.
Stock Purchases
     The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock purchased by such individuals between November 1, 2007 and October 31, 2008 under the Purchase Plan, together with the weighted average purchase price per share.

Stock Purchase Transactions

	Number of	Weighted Average
Name	Shares	Purchase Price
Robert B. McKnight, Jr.	—	$—
Chairman of the Board, President and Chief Executive Officer
Bernard Mariette	—	$—
President (through February 11, 2008)
Charles S. Exon	—	$—
Chief Administrative Officer, Secretary and General Counsel
Joseph Scirocco	—	$—
Chief Financial Officer
David H. Morgan	—	$—
Chief Operating Officer (through October 30, 2008)
Pierre Agnes	—	$—
President – Quiksilver Europe
Martin Samuels	—	$—
President – Quiksilver Americas
All current executive officers as a group (5 persons)	—	$—
All employees, including all current officers who are not executive officers, as a group (approximately 8,300 persons)	257,178	$7.27
Federal Income Tax Consequences
     The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us in connection with the grant or exercise of an outstanding purchase right.
     Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.
     If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.
     If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. We will not be entitled to any income tax deduction with respect to such sale or disposition.
     If the participant still owns the purchased shares at the time of his death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.
Accounting Treatment
     Under current accounting rules, shares purchased pursuant to the Purchase Plan result in compensation expense that is recognized in our reported earnings. To determine the compensation expense, shares purchased pursuant to the Purchase Plan are valued using the Black-Scholes option-pricing model, and an estimate of the “look-back”

value of the shares acquired pursuant to the Purchase Plan. This compensation expense is then recognized over each applicable offering period.
Proposal
     At the annual meeting, stockholders will be asked to approve the amendment and restatement of the Purchase Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the annual meeting and entitled to be voted on the Proposal. The board of directors recommends a vote “FOR” the Proposal.
PROPOSAL 3
APPROVAL OF AMENDMENT AND RESTATEMENT OF
2000 STOCK INCENTIVE PLAN
     Stockholders are being asked to approve an amendment and restatement of the Quiksilver, Inc. 2000 Stock Incentive Plan (the “2000 Plan”), that will effect the following changes:
     (i) Extend the term of the 2000 Plan through February 5, 2019;
     (ii) Require that time based vesting schedules for restricted stock and restricted stock unit awards made pursuant to the Restricted Stock Program and the Restricted Stock Unit Program shall not provide for the full vesting of an award in less than three years from the date of the award;
     (iii) Eliminate discretionary acceleration of vesting schedules for restricted stock and restricted stock unit awards made pursuant to the Restricted Stock Program and the Restricted Stock Unit Program, except in the event of the award recipient’s death, permanent disability, termination of service with us (other than for misconduct) or in the event of a change in control or corporate transaction (such as a merger or sale); and
     (iv) Effect various technical and clarifying revisions to facilitate the administration of the 2000 Plan.
     The Compensation Committee of the board of directors and the full board of directors each approved this amendment and restatement of the 2000 Plan on February 5, 2009, subject to stockholder approval at the annual meeting.
     The proposed amendment and restatement will provide us with the ability to utilize the 2000 Plan through February 5, 2019. We use equity incentives in the form of stock options and restricted stock awards to attract and retain key employees and other personnel and believe that such equity incentives are necessary for us to remain competitive in a marketplace for executive talent and other key employees. Equity awards to newly-hired and continuing employees will be based on both competitive market conditions and individual performance.
     Should stockholder approval of this Proposal not be obtained, the 2000 Plan will continue in effect, and grants of stock options will continue to be made under the 2000 Plan until all the shares available for issuance under the 2000 Plan have been issued.
     The following is a summary of the principal features of the 2000 Plan, as amended and restated, which is attached as Appendix B to this proxy statement. This summary does not purport to be a complete description of all the provisions of the amended and restated 2000 Plan. Any stockholder who wishes to obtain a copy of the actual plan documents may do so without charge upon written request to Investor Relations, Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649, or may access the documents from the SEC’s web site at www.sec.gov. The 2000 Plan serves as the successor to our 1996 Stock Option Plan, 1998 Nonemployee Directors’ Stock Option Plan, 1995 Nonemployee Directors’ Stock Option Plan, and 1992 Nonemployee Directors’ Stock Option Plan (collectively, the “Predecessor Plans”) which were terminated in connection with the adoption of the 2000 Plan. All options outstanding under the Predecessor Plans at the time of termination were transferred to the 2000 Plan.

Equity Incentive Programs
     The 2000 Plan consists of four (4) separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Restricted Stock Program; (iii) a Restricted Stock Unit Program; and (iv) a Director Automatic Grant Program. The principal features of these programs are described below.
     The Compensation Committee of the board has the exclusive authority to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to option grants, stock appreciation rights, restricted stock and restricted stock unit awards (“Equity Awards”) made to executive officers and non-employee board members and also has the authority to make Equity Awards under those programs to all other eligible individuals.
     However, any Equity Awards made to members of the Compensation Committee, other than pursuant to the Director Automatic Grant Program, must be authorized and approved by a disinterested majority of the board. Additionally, the board may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the Compensation Committee to make Equity Awards under those three programs to individuals other than executive officers and non-employee board members. Neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Director Automatic Grant Program. All Equity Awards under such program will be made in strict compliance with the express provisions of that program. The term “plan administrator,” as used in this summary, will mean the Compensation Committee or any secondary committee appointed by the board, to the extent such committee is acting within the scope of its administrative jurisdiction under the 2000 Plan.
No Repricing
     The exercise price of outstanding options or stock appreciation rights may not be reset, and new grants or awards may not be made in exchange for the cancellation of outstanding options or stock appreciation rights without stockholder approval.
Share Reserve
     From the inception of the 2000 Plan through January 30, 2009, a total of 33,444,836 shares of common stock have been reserved for issuance under the 2000 Plan. The foregoing share reserve includes the number of shares carried over from the Predecessor Plans. However, subject to adjustment for certain changes in our capitalization, the maximum number of shares of common stock that may be reserved for issuance pursuant to restricted stock and restricted stock unit awards under the 2000 Plan is 800,000. Stockholder approval is required for any increase in the number of shares authorized for issuance under the 2000 Plan.
     As of January 30, 2009, 16,232,402 shares of common stock were subject to outstanding options under the 2000 Plan, 477,002 unvested shares of restricted stock were outstanding under the 2000 Plan, and 1,146,351 shares of common stock remained available for future grants or awards under the 2000 Plan. No shares of common stock remain available for future Equity Awards under any of our plans, except the 2000 Plan. Options for a total of 16,332,402 shares were outstanding under all of our plans, including the 2000 Plan, as of January 30, 2009, with a weighted average exercise price of $9.37 per share and a weighted average life of 5.6 years. There were 280,000 unvested shares of restricted stock outstanding under our 2006 Restricted Stock Plan as of January 30, 2009. There were no restricted stock units outstanding under any plan.
     No participant in the 2000 Plan may receive Equity Awards for more than 800,000 shares of common stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a re-approval of the 800,000 share-limitation for purposes of Section 162(m) of the Code. This share-limitation will assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the common stock on the grant date, or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Restricted Stock and Restricted Stock Unit Programs may qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares or units is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of those programs.
     The shares of common stock issuable under the 2000 Plan may be drawn from shares of our authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased on the open market.
     Shares subject to any outstanding Equity Award under the 2000 Plan (including options transferred from the Predecessor Plans) that expire or otherwise terminate prior to the issuance of those shares will be available for subsequent awards. Unvested shares issued under the 2000 Plan and subsequently canceled or repurchased by us, at the exercise or purchase price paid per share, pursuant to our repurchase rights under the 2000 Plan, will also be available for subsequent awards.
     Should the exercise price of an option under the 2000 Plan be paid with shares of common stock or should shares of common stock otherwise issuable under the 2000 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Equity Award, the number of shares of common stock available for issuance under the 2000 Plan will be reduced by the gross number of fully-vested shares for which the option is exercised or the gross number of fully-vested shares issued under the Restricted Stock and Restricted Stock Unit Programs, and not by the net number of shares issued pursuant to that Equity Award.
Eligibility
     Employees, non-employee board members and independent advisors and consultants in our service are eligible to participate in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs. Non-employee members of the board are also eligible to participate in the Director Automatic Grant Program.
     As of January 30, 2009, our five executive officers, three non-employee board members and approximately 8,300 other employees were eligible to participate in the 2000 Plan.
Valuation
     The fair market value per share of our common stock on any relevant date under the 2000 Plan will be deemed to be equal to the closing selling price per share on that date on the New York Stock Exchange. On January 30, 2009, the fair market value determined on such basis was $2.10.
Discretionary Option Grant Program
     The plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive Equity Awards under that program, the time or times when those Equity Awards are to be made, the number of shares subject to each such award, the time or times when each Equity Award is to vest and become exercisable, the maximum term for which the Equity Award is to remain outstanding, and the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws.
     Stock Options.  Each granted option has an exercise price per share determined by the plan administrator, but in no event may such exercise price be less than the fair market value of our common stock on the grant date. No granted option may have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they are immediately exercisable for any or all of the option shares. Historically, we have granted options that vest over a three year period from the date of grant. Any unvested shares acquired under immediately exercisable options are subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to the vesting of those shares.
     Upon cessation of service with us, the optionee has a limited period of time within which to exercise his or her outstanding options for any shares for which those options are vested and exercisable at the time of such cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
     Stock Appreciation Rights.  The plan administrator is authorized to issue the following two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:
•	Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares.

•	Limited stock appreciation rights, which may be granted to our executive officers and non-employee board members as part of their option grants. Any option with such a limited stock appreciation right may (whether or not the option is at the time exercisable for vested shares) be surrendered to us upon the successful completion of a hostile tender offer for more than fifty percent (50%) of our outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.
     Payments with respect to exercised tandem stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to the exercise of limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of such cessation of service. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of such stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.
     As of January 30, 2009, the plan administrator had not issued any stock appreciation rights under the Discretionary Option Grant Program.
Restricted Stock Program
     Shares of common stock that have restrictive conditions may be issued under the Restricted Stock Program that will vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the plan administrator shall determine. Except as noted below, the plan administrator has complete discretion under the Restricted Stock Program to determine which eligible individuals are to receive restricted stock under such program, the time or times when those restricted stock awards are to be made, the number of shares subject to each such restricted stock award, the vesting schedule to be in effect for the restricted stock awards and the purchase price (if any) payable per share. Restricted stock awards issued subject to time-basis vesting under the Restricted Stock Program may not fully vest in less than three years from the date awarded. Restricted stock awards issued subject to performance-based vesting under the Restricted Stock Program may not vest unless the recipient remains in our service for at least one year following the date awarded.
     To assure that the compensation attributable to one or more restricted stock awards under the Restricted Stock Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee also has the discretionary authority to structure one or more awards under the Restricted Stock Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Such goals may be based on one or more of the following criteria (the “Performance Goals”): (i) return on total shareholder equity; (ii) earnings or net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the Compensation Committee may, at the time the awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance criteria one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, such Performance Goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other affiliated entities and may also be based on the performance of any of our business groups or divisions thereof. The Performance Goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned.
     Unless otherwise provided by the plan administrator, should the recipient cease to remain in our service while holding one or more unvested shares of restricted stock or should the performance objectives or other criteria not be attained with respect to one or more unvested shares of restricted stock, then those shares will be immediately canceled, and the recipient shall have no further stockholder rights with respect to those shares. The plan administrator has the discretionary authority at any time to accelerate the vesting of shares of restricted stock outstanding under the Restricted Stock Program, but only in the event of the recipient’s death, permanent disability, termination of service (other than for misconduct), retirement or a corporate transaction or change in control. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of changes in control or ownership.
Restricted Stock Unit Program
     Restricted stock units may be issued under the Restricted Stock Unit Program which entitle the recipient to receive common stock underlying those units over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the plan administrator shall determine. Except as noted below, the plan administrator has complete discretion under the Restricted Stock Unit Program to determine which eligible individuals are to receive restricted stock unit awards under such program, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule to be in effect for the award and the purchase price (if any) payable per share. Restricted stock unit awards issued subject to time-basis vesting under the Restricted Stock Unit Program may not fully vest in less than three years from the date awarded. Restricted stock unit awards issued subject to performance-based vesting under the Restricted Stock Unit Program may not vest unless the recipient remains in our service for at least one year following the date awarded.
     To assure that the compensation attributable to one or more restricted stock unit awards under the Restricted Stock Unit Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee also has the discretionary authority to structure one or more restricted stock unit awards under the Restricted Stock Unit Program so that the shares subject to those particular awards will vest only upon the achievement of Performance Goals in the same manner as described above under “Restricted Stock Program.”
     Unless otherwise provided by the plan administrator, should the recipient cease to remain in our service while holding one or more unvested restricted stock units or should the performance objectives or other criteria not be attained with respect to one or more unvested restricted stock units, then those restricted stock units will immediately and automatically be canceled, no shares of common stock will be issued in satisfaction of those units, and the recipient shall have no further rights with respect to those units. The plan administrator has the discretionary authority at any time to accelerate the vesting of restricted stock units outstanding under the Restricted Stock Unit Program, but only in the event of the recipient’s death, permanent disability, termination of service (other than for misconduct), retirement or a corporate transaction or change in control. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to restricted stock units that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of changes in control or ownership.
Director Automatic Grant Program
     Under the Director Automatic Grant Program, non-employee board members receive a series of automatic grants consisting of stock options and restricted stock over their period of board service. All grants under the Director Automatic Grant Program are made in strict compliance with the express provisions of such program, and stockholder approval of this Proposal will also constitute re-approval of each option grant and restricted stock award made under the Director Automatic Grant Program on or after the date of the annual meeting, and the subsequent exercise of those options and the subsequent issuance of those shares in accordance with the terms of the program summarized below.
     Grants under the Director Automatic Grant Program are made as follows:
•	Annual Award. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee board member is automatically granted an option to purchase 7,500 shares of common stock and awarded 5,000 shares of restricted stock, provided such individual has served as a non-employee board member for at least six months. There is no limit on the number of such option grants and restricted stock awards that any one non-employee board member may receive over his or her period of board service. Non-employee board members who have previously been in our employ are eligible to receive one or more such annual option grants and restricted stock awards over their period of continued board service.

•	Initial Award. Each individual upon first becoming a non-employee member of the board is, on the date he or she commences service as a non-employee board member, automatically granted an option to purchase 7,500 shares of common stock and awarded 5,000 shares of restricted stock.
     Each option grant under the Director Automatic Grant Program has an exercise price per share equal to the fair market value per share of common stock on the grant date and a maximum term of seven years, subject to earlier termination following optionee’s cessation of service on the board. Each option is immediately exercisable and fully-vested for all of the option shares. Each option grant held by an optionee upon his or her termination of board service will remain exercisable for up to a twelve (12)-month period following such termination date. Each restricted stock award vests in a series of three successive equal annual installments over the period beginning with the date of such award. The vesting dates with respect to the annual awards of restricted stock under the program occur on the first, second and third anniversaries of the award date, respectively, or, if earlier, the day immediately preceding the date of the annual meeting of stockholders for each such year. The vesting of an initial award of restricted stock is on the first, second and third anniversaries of the award date. A non-employee board member will not vest in any additional shares of restricted stock following his or her cessation of service as a board member; provided, however, that should such cessation of board service occur by reason of his or her death or disability, then all outstanding shares of restricted stock will immediately vest. The restricted stock award will also vest in full on an accelerated basis upon the occurrence of certain changes in control of us during the period of board service. As the restricted stock award vests, the underlying shares of common stock will cease to be subject to any restrictions, other than under any applicable securities laws.
Predecessor Plans
     All outstanding options under the Predecessor Plans that were transferred to the 2000 Plan continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 2000 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of common stock. However, the plan administrator has complete discretion to extend one or more provisions of the 2000 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.
General Provisions
     Acceleration.  In the event of a corporate transaction, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is expressly assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option (which is measured as the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all outstanding unvested shares of restricted stock under the Restricted Stock Program and all outstanding unvested restricted stock units under the Restricted Stock Unit Program will immediately vest upon a corporate transaction, except to the extent the applicable restricted stock and restricted stock unit agreements are to be continued or expressly assumed by the successor corporation or otherwise continued in effect, or substitution of new agreements of comparable value covering shares of the successor corporation in exchange for such restricted stock and restricted stock unit agreements, with appropriate adjustment as to the number and kind of shares and purchase price, are provided for pursuant to the corporate transaction.
     The plan administrator has the discretion to structure one or more Equity Awards under the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs so that those Equity Awards will vest in full either immediately upon a corporate transaction or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a corporate transaction, whether or not those Equity Awards are to be assumed or otherwise continued in effect. A corporate transaction will be deemed to occur upon (i) the acquisition of us by merger or consolidation approved by our stockholders or (ii) the sale of all or substantially all of our assets and our complete liquidation or dissolution approved by our stockholders.
     The plan administrator also has the discretion to structure one or more Equity Awards under the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs so that those Equity Awards will immediately vest in connection with a change in control of us or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following a change in control. A change in control will be deemed to occur upon (i) a successful tender offer for more than 50% of our outstanding voting stock or (ii) a change in the majority of our board of directors through one or more contested elections for board membership. The shares subject to each restricted stock award made under the Director Automatic Grant Program will immediately vest upon a corporate transaction or change in control.
     The plan administrator also has the discretion to structure one or more Equity Awards under the 2000 Plan so that those Equity Awards will immediately vest in connection with the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities or in the event the individual’s service with us is terminated (actually or constructively) within a designated period following the completion of a hostile tender offer. Upon the successful completion of a hostile tender offer, each outstanding option under the Director Automatic Grant Program may be surrendered to us in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile tender offer over (ii) the exercise price payable per share under such option.
     The acceleration of vesting in the event of a corporate transaction, change in control or hostile take-over may be seen as an anti-takeover provision and may have the affect of discouraging a merger, a take-over attempt or other efforts to gain control of us.
     Stockholder Rights and Transferability.  The holder of an option, stock appreciation right or restricted stock unit has no stockholder rights with respect to the shares subject to that option, stock appreciation right or restricted stock unit unless and until such person shall have exercised the option or stock appreciation right, or been issued shares pursuant to the restricted stock unit, and become a holder of record of shares of common stock distributed upon exercise of, or issuance pursuant to, such award. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, under the Director Automatic Grant Program and, if provided for by the plan administrator, the Discretionary Option Grant Program, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more such family members or to the holder’s former spouse, to the extent such transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order. Unvested restricted stock units may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the holder’s death.
     A participant will have certain stockholder rights with respect to the shares of restricted common stock issued to him or her under the Restricted Stock and Director Automatic Grant Programs, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares unless, with respect to the Restricted Stock Program, the plan administrator determines otherwise. Unvested shares of restricted stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the holder’s death.
     Special Tax Election.  The plan administrator may provide any or all holders of non-statutory options (other than the options granted under the Director Automatic Grant Program) or restricted stock units pursuant to which vested shares of common stock are to be issued under the 2000 Plan and any or all individuals to whom unvested shares of restricted stock are issued under the Restricted Stock Program with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options, the issuance to them of vested shares, or the subsequent vesting of unvested shares issued to them:
•	Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the exercise of such non-statutory option or upon the issuance of fully-vested shares, a portion of those shares with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates).

•	Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting that triggered the withholding taxes) with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates). The shares of common stock so delivered shall not be added to the shares of common stock authorized for issuance under the 2000 Plan.
     Changes in Capitalization.  In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the number and/or class of securities for which any one person may be granted Equity Awards under the 2000 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option (including the options incorporated from the Predecessor Plans), (v) the number and/or class of securities subject to each outstanding award under the Restricted Stock and Restricted Stock Unit Programs and the cash consideration (if any) payable per share thereunder, and (vi) the maximum number of shares which may be issued pursuant to awards of restricted stock and restricted stock units under the 2000 Plan. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2000 Plan or the outstanding Equity Awards thereunder.
     Amendment and Termination.  The board may amend, modify, suspend or terminate the 2000 Plan at any time, subject to stockholder approval pursuant to applicable laws, regulations, or rules of any stock exchange (or over-the-counter market, if applicable) on which the common stock is then listed for trading. No such amendment, modification, suspension or termination shall adversely affect the rights and obligations with respect to stock options, unvested restricted stock or restricted stock unit awards at the time outstanding under the 2000 Plan unless the optionee or the participant consents to such amendment or modification. Unless sooner terminated by the board, the 2000 Plan will terminate on the earliest of (i) February 5, 2019, if stockholder approval of this Proposal is obtained, (ii) the date on which all shares available for issuance under the 2000 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options, unvested restricted stock and restricted stock units in connection with certain changes in control or ownership. Should the 2000 Plan terminate on February 5, 2019, all option grants, unvested restricted stock and unvested restricted stock units outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.
Stock Awards
     The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, (i) the number of shares of common stock subject to options granted between November 1, 2007 and October 31, 2008 under the 2000 Plan, together with the weighted average exercise price payable per share and (ii) the number of shares of restricted common stock awarded between November 1, 2007 and October 31, 2008 under the 2000 Plan.
Option Transactions

		Weighted Average	Number of Shares
	Number of	Exercise Price	of Restricted
Name	Option Shares	Per Share	Common Stock(1)
Named Executive Officers
Robert B. McKnight, Jr.	80,000	$9.00	35,000
Chairman of the Board, President and Chief Executive Officer
Joseph Scirocco	80,000	$9.00	60,000
Chief Financial Officer
Bernard Mariette	80,000	$9.00	35,000
President (through February 11, 2008)
David H. Morgan	60,000	$9.00	22,000
Chief Operating Officer (through October 30, 2008)
Charles S. Exon	60,000	$9.00	22,000
Chief Administrative Officer, Secretary and General Counsel
Pierre Agnes	55,000	$9.00	10,000
President – Quiksilver Europe
Martin Samuels	55,000	$9.00	15,000
President – Quiksilver Americas
Non-Employee Directors
Douglas K. Ammerman	7,500	$9.77	5,000
William M. Barnum, Jr.	7,500	$9.77	5,000
Charles E. Crowe	7,500	$9.77	5,000
All current executive officers as a group (5 persons)	300,000	$9.00	137,000
All current directors who are not executive officers as a group (4 persons)	22,500	$9.77	15,000
All employees, including all current officers who are not executive officers, as a group (approximately 8,300 persons)	1,310,000	$8.99	330,000

(1)	All restricted stock awards were made without payment of any cash consideration.
     Information regarding the vesting schedules of stock options and restricted stock awarded in fiscal 2008 to Messrs. McKnight, Scirocco, Mariette, Morgan, Exon, Agnes and Samuels is included in this proxy statement under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Outstanding Equity Awards at Fiscal Year-End.” Additional information regarding features applicable to all equity awards granted to Messrs. McKnight, Scirocco, Mariette, Morgan, Exon, Agnes and Samuels is included in this proxy statement under the heading “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Potential Payments Upon Termination, Change in Control or Corporate Transaction.”

     Information regarding the vesting schedules of the options and restricted common stock automatically granted in fiscal 2008 to Messrs. Ammerman, Barnum and Crowe is included in this proxy statement under the heading “CORPORATE GOVERNANCE – Director Compensation.”
Federal Income Tax Consequences
     The following description summarizes the income tax consequences of the 2000 Plan under current federal income tax laws and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon the individual circumstances and from locality to locality.
     Option Grants.  Options granted under the 2000 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
•	Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for its taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

•	Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
     Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect withholding taxes applicable to such income from the holder.
     We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
     Restricted Stock.  A recipient of restricted stock will generally recognize ordinary income when his or her shares vest, based on the then fair market value of the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance of the shares the fair market value of the shares at that time. Such election must be made within 30 days after the date of the award of restricted stock. We will be required to collect certain withholding taxes applicable to such income from the recipient.
     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
     Restricted Stock Units.  No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued. The amount of that income will be equal to the fair market value of the shares on the date of issuance. We will be required to collect certain withholding taxes applicable to such income from the holder.
     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder with respect to the issuance of the shares pursuant to the unit. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.
Deductibility of Executive Compensation
     We anticipate that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options granted under the 2000 Plan will remain deductible by us without limitation under Section 162(m) of the Code. However, any compensation deemed paid by us in connection with restricted stock or restricted stock units issued under the Restricted Stock or Restricted Stock Unit Programs will be subject to the $1 million limitation on deductibility per covered individual, unless the vesting of the restricted stock or restricted stock units is tied solely to one or more of the Performance Goals (described above).
Accounting Treatment
     Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we are required to recognize all share-based payments, including grants of stock options, restricted stock and restricted stock units, in our financial statements. Accordingly, stock options that are granted to our employees and non-employee board members are valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as stock-based compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2000 Plan, we are required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. Restricted stock issued under the

2000 Plan results in a direct charge to our reported earnings equal to the excess of the fair market value of those shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings is amortized over the vesting period. Such accounting treatment for restricted stock units and restricted stock issuances is applicable whether vesting is tied to service periods or performance criteria.
Proposal
     At the annual meeting, stockholders will be asked to approve the amendment and restatement of the 2000 Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our common stock present or represented by proxy at the Annual Meeting and entitled to be voted on the Proposal. The board of directors recommends a vote “FOR” the Proposal.
OWNERSHIP OF SECURITIES
     Certain information with respect to (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of the current directors and nominees for election as directors, (iii) each of the executive officers listed in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group, including the number of shares of our common stock beneficially owned by each of them as of December 31, 2008, is set forth below:

			Percent of
	Shares of		Outstanding
	Common Stock		Common Stock
	Beneficially		Beneficially
Name of Individual or Identity of Group(1)	Owned		Owned
PRIMECAP Management Company	11,846,006	(2)	9.3%
225 South Lake Avenue #400
Pasadena, CA 91101
Barclays Global Investors, NA	9,130,675	(3)	7.2%
400 Howard Street
San Francisco, CA 94105
Samana Capital, L.P.	7,492,311	(4)	5.9%
283 Greenwich Avenue
Greenwich, CT 06830
Robert B. McKnight, Jr.	4,920,099	(5)	3.8%
Bernard Mariette	1,435,204	(6)	1.1%
Charles S. Exon	706,333	(7)	*
Martin Samuels	649,999	(8)	*
William M. Barnum, Jr.	598,650	(9)	*
Pierre Agnes	395,709	(10)	*
Charles E. Crowe	297,000	(11)	*
David H. Morgan	210,000	(12)	*
Joseph Scirocco	134,999	(13)	*
Douglas K. Ammerman	117,980	(14)	*
James G. Ellis	—		*
All current executive officers and directors as a group (9 persons)	7,315,479	(15)	5.6%

*	Less than 1% of the outstanding shares

(1)	Unless otherwise indicated, the address for each of the named individuals is c/o Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

(2)	According to the Schedule 13G filed February 12, 2009 by PRIMECAP Management Company, Primecap has the sole power to dispose of all 11,846,006 held by it, and sole power to vote 5,198,306 of such shares.

(3)	According to the Schedule 13G jointly filed February 5, 2009 by Barclays Global Investors, NA. (“Barclays”), Barclays Global Fund Advisors (“BGI Fund”), Barclays Global Investors, LTD (“BGI LTD”), Barclays Global Investors Japan Limited (“BGI Japan”), Barclays Global Investors Canada Limited (“BGI Canada”), Barclays Global Investors Australia Limited (“BGI Australia”) and Barclays Global Investors (Deutschland) AG (“BGI Deutschland”), Barclays has the sole power to dispose of 3,482,571 of the listed shares and sole power to vote 2,861,132 of the listed shares, BGI Fund has the sole power to dispose of 5,564,609 of the listed shares and sole power to vote 4,121,594 of the listed shares, BGI LTD has the sole power to dispose of 83,495 of the listed shares and sole power to vote 3,127 of the listed shares, and each of BGI Japan, BGI Canada, BGI Australia and BGI Deutschland have no power to dispose of or vote any of the listed shares. The address for BGI Fund is 400 Howard Street, San Francisco, CA 94105, the address for BGI LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH, England, the address for BGI Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, the address for BGI Canada is Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario Canada M5J 2S1, the address for BGI Australia is Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220, and the address for Barclays Deutschland is Apianstrasse 6 D-85774, Unterfohring, Germany.

(4)	According to the Schedule 13G jointly filed February 17, 2009 by Samana Capital, L.P. (“Samana”), Morton Holdings, Inc. (“Morton”) and Philip B. Korsant (“Korsant”), Samana has shared power to dispose of and vote 6,716,438 of the listed shares and Morton and Korsant each has shared power to dispose of and vote all of the listed shares. Partnerships of which Morton is the general partner, including Samana, are the owners of record of the listed shares.

(5)	Includes an aggregate of (i) 2,499,999 shares which Mr. McKnight has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options, (ii) 115,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. McKnight maintains sole voting power with respect to all such unvested shares, and (iii) 152,670 shares owned of record by Mr. McKnight’s children.

(6)	Includes an aggregate of 1,259,200 shares which Mr. Mariette has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options.

(7)	Includes an aggregate of (i) 569,333 shares which Mr. Exon has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (ii) 82,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Exon maintains sole voting power with respect to all such unvested shares.

(8)	Includes an aggregate of (i) 634,999 shares which Mr. Samuels has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (ii) 15,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Samuels maintained sole voting power with respect to all such unvested shares. Mr. Samuels’ restricted shares of common stock were forfeited and cancelled upon his resignation on January 12, 2009.

(9)	Includes an aggregate of (i) 155,000 shares which Mr. Barnum has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (ii) 10,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Barnum maintains sole voting power with respect to such unvested shares.

(10)	Includes an aggregate of (i) 306,000 shares which Mr. Agnes has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (ii) 70,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Agnes maintains sole voting power with respect to all such unvested shares.

(11)	Includes an aggregate of (i) 12,000 shares owned of record by Mr. Crowe’s children, (ii) 75,000 shares which Mr. Crowe has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (iii) 10,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Crowe maintains sole voting power with respect to all such unvested shares.

(12)	Includes an aggregate of 210,000 shares which Mr. Morgan has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options.

(13)	Includes an aggregate of (i) 39,999 shares which Mr. Scirocco has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (ii) 60,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Scirocco maintains sole voting power with respect to all such unvested shares.

(14)	Includes an aggregate of (i) 480 shares owned of record by Mr. Ammerman’s children, (ii) 95,000 shares which Mr. Ammerman has, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options and (iii) 15,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Ammerman maintains sole voting power with respect to all such unvested shares.

(15)	Includes an aggregate of (i) 3,855,331 shares which the current executive officers and directors as a group have, or will have within 60 days after December 31, 2008, the right to acquire upon the exercise of outstanding options, and (ii) 372,000 restricted shares of common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, each individual executive officer maintains sole voting power with respect to all of his or her unvested shares.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information about our shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of October 31, 2008.

	(a)		(c)
	Number of Securities	(b)	Number of Securities
	to	Weighted-Average	Remaining Available for
	be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise	Outstanding	Equity Compensation
	of Outstanding	Options,	Plans
	Options,	Warrants and	(Excluding Securities
Plan Category	Warrants and Rights	Rights	Reflected in Column (a))
Equity compensation plans approved by security holders(1)	15,802,275	$10.01	2,302,975 (2)
Equity compensation plans not approved by security holders(3)	100,000	$3.38	—

Total	15,902,275	$9.97	2,302,975

(1)	These plans consist of the 2006 Restricted Stock Plan, 2000 Stock Incentive Plan (as amended and restated) and the Employee Stock Purchase Plan (as amended).

(2)	Of these shares, 550,798 shares were available for purchase under the Employee Stock Purchase Plan.

(3)	The Quiksilver/Hawk Designs, Inc. Stock Option Plan was adopted by our board in 2000 in connection with an acquisition and provided for a one-time grant of options to new employees hired in connection with such acquisition. As of October 31, 2008, no shares remained available for future option grants under this plan. The plan provided that each option must have an exercise price equal to the fair market value on the date of grant, and a term of ten years. The options become exercisable in three equal annual installments beginning with the first anniversary of the date granted. The options generally expire three months following an optionee’s termination of service or 12 months in the case of death or disability.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
     Our current executive officers are as follows:

Name	Age	Position
Robert B. McKnight, Jr.	55	Chairman of the Board, Chief Executive Officer and President
Joseph Scirocco	52	Chief Financial Officer
Charles S. Exon	59	Chief Administrative Officer, Secretary and General Counsel
Pierre Agnes	44	President — Quiksilver Europe
Craig Stevenson	48	President — Quiksilver Americas, President — Quiksilver South Pacific and “Quiksilver” Global Brand Manager
     For additional information with respect to Messrs. McKnight and Exon who are also nominees as directors, see “Election of Directors.”
     Joseph Scirocco has served as our Chief Financial Officer since April 2007. Prior to joining Quiksilver, Mr. Scirocco served in various executive capacities with Tommy Hilfiger Corporation from 1997 through 2006, including as Chief Financial Officer from 2002 through November 2006 where he was principally responsible for all financial matters related to the company. Mr. Scirocco was an audit partner in the consumer and retail practice of Price Waterhouse LLP from 1990 through 1997. He is a graduate of Yale University.
     Pierre Agnes has served as our President of Quiksilver Europe since June 2005, and prior to that he served as Managing Director of Quiksilver Europe since December 2003. Between 1992 and 2002, Mr. Agnes founded and operated Omareef Europe, a licensee of Quiksilver for wetsuits and eyewear that we purchased in November 2002. Mr. Agnes originally joined Quiksilver in 1988, first as team manager, and later in various capacities throughout our European marketing operations.
     Craig Stevenson has served as our President – Quiksilver Americas since January 2009, and also continues to serve as our President – Quiksilver South Pacific, a position that he has held since February 2008. Additionally, Mr. Stevenson has been the “Quiksilver” Global Brand Manager since April 2007. Mr. Stevenson was previously the Managing Director for Quiksilver Australasia between 2002 and 2007, and prior to that, he served as our Marketing and Sales Manager in Australia from 1999 to 2002, and as our National Sales Manager in Australia between 1992 and 1999.
     Our executive officers are appointed by the board of directors and serve until their successors have been duly appointed and qualified, unless sooner removed.
Compensation Discussion and Analysis
   The Compensation Committee
     Compensation for our executive officers is determined by our Compensation Committee which currently consists of Douglas K. Ammerman, William M. Barnum, Jr. (Chairman) and Charles E. Crowe. As discussed under the “Director Independence” section of this proxy statement, each of the members satisfies all of the independence requirements under the current NYSE listing standards. In order to preserve maximum flexibility for awarding, as well as taking appropriate deductions for, executive compensation, in September 2008 the board of directors established a subcommittee of the Compensation Committee comprised solely of members who are (i) “outside directors” (as defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986) and (ii) “non-employee directors” as defined in Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The subcommittee is responsible for approving awards under our incentive compensation plans and establishing performance goals related to such awards and other performance-based compensation when such compensation or awards are intended to comply with the provisions of Section 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code, as well as such other duties or responsibilities as may be assigned by the Compensation Committee. The subcommittee currently consists of Messrs. Barnum and Crowe. References herein to the Compensation Committee or the subcommittee refer to the Compensation Committee and subcommittee collectively. The Compensation Committee’s responsibilities are set forth in its charter. The Compensation Committee has full authority to directly retain the services of outside counsel and compensation consultants without consulting or obtaining the approval from any of our officers.
     Our executive officers during fiscal 2008 consisted of Robert B. McKnight, Jr. (Chairman, Chief Executive Officer and President), Joseph Scirocco (Chief Financial Officer), Charles S. Exon (Chief Administrative Officer and General Counsel), Pierre Agnes (President – Quiksilver Europe), Martin Samuels (President – Quiksilver Americas), Bernard Mariette (President through February 11, 2008) and David H. Morgan (Chief Operating Officer through October 30, 2008). These executive officers are identified in the Summary Compensation Table and are referred to herein as “named executive officers.” The cash elements of Mr. Agnes’ compensation are denominated in euros and the dollar amounts reflected herein for such compensation reflect a dollar per euro exchange rate of 1.3.
     Although Mr. Samuels served as our President – Quiksilver Americas during the full 2008 fiscal year, he resigned from such office on January 12, 2009. This Compensation Discussion and Analysis primarily relates to our 2008 fiscal year, and consequently, Mr. Samuels’ compensation is included throughout this discussion and analysis since he provided services during our 2008 fiscal year.
   Role of Executive Officers in Compensation Decisions
     Our Chief Executive Officer and other executive officers attended portions of Compensation Committee meetings throughout the year in order to provide information and help explain data relating to matters under consideration by the committee. However, they were not present during deliberations or determinations of their respective compensation or during executive sessions. In addition, our executive officers have, from time to time, provided data and other material to the committee to assist in their evaluation of competitive companies’ executive compensation as well as materials relevant to the historical compensation and performance of our executive officers. In particular, the committee requests input from our Chief Executive Officer regarding his assessment of each individual executive officer’s performance during the year and a recommendation regarding the amount and type of compensation to be paid.
   Role of Compensation Consultant
     During fiscal 2008, our Compensation Committee directly retained Ascend Consulting to provide professional consulting services and general guidance and advice with respect to executive officer compensation. In particular, Ascend Consulting was tasked by the committee to provide a limited analysis of the cash compensation arrangements of our executive officers and other senior executives, and also to provide assistance to the committee in connection with the design and implementation of a short-term compensation program applicable to our executive officers and other senior executives for fiscal 2009 and beyond. Such new program would identify specific criteria with respect to individual and corporate operating performance that must be achieved by each applicable executive in order to receive annual cash bonus compensation. The committee believes it is necessary to design and implement a new compensation plan for our executive officers and other senior executives with respect to short-term compensation due to the changing economic circumstances in which we operate our business, the need to restructure certain elements of our operations and the desire to implement objective criteria by which the committee can evaluate the short-term cash bonus compensation for such individuals. Although the committee has not finalized the new compensation program, it expects to continue to work with Ascend Consulting to finalize such program before the end of fiscal 2009. Throughout fiscal 2008, Ascend Consulting also provided data and analysis to assist the committee in its determinations of executive officer base salaries, bonuses and other equity incentive awards.
   Compensation Philosophy and Objectives
     Our Compensation Committee believes that we must be able to attract, motivate and retain qualified executives in order to be successful. To that end, the committee annually re-evaluates our executive compensation structure to support our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. The general principles followed by our committee are (i) to provide a cash compensation package consisting of competitive base salaries and incentive opportunities that are linked to corresponding levels of individual and corporate operating performance and (ii) to grant equity incentives pursuant to which increases in our stock price result in an increase in value for the executive officer, thus creating an incentive for our executive officers to increase our long-term stock performance.

     Our executive compensation packages currently consist of the following elements:
•	Annual base salary;

•	Annual discretionary cash bonuses;

•	Long term performance-based compensation awards with respect to our Chief Executive Officer;

•	Equity based compensation consisting of stock options and restricted stock awards;

•	Change of control and severance benefits; and

•	Perquisites which include health, disability and life insurance, 401(k) matching contributions (which were suspended during our 2008 fiscal year in an effort to reduce our operating expenses) and a clothing allowance to purchase our products at wholesale prices.
     The combination of these compensation elements is intended to provide an opportunity for our executives to earn a total compensation package which is closely linked to overall financial and operating performance. We also strive to ensure that our compensation program is competitive with the total compensation paid to similarly situated executives at peer and other companies that we believe would be likely to compete with us for executive talent. We believe that each element of our executive compensation program is beneficial in meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements.
   Design of the Executive Compensation Program
     The major elements to our executive compensation program are reviewed and determined annually, based on the criteria set forth below:
   Base Salary
     Our executive officer base salaries are reviewed and adjusted annually, subject to a floor provided for in each executive officer’s employment agreement. We try to ensure that the base salaries are competitive with similarly situated companies in terms of sales, employees, international operations and other related factors. Our general philosophy is to provide a base salary that is at or above the midpoint of the applicable salary range for companies that we believe to be similarly situated, particularly in light of our decision to operate with a minimal number of executive officers and by assigning each executive officer multiple functions. We have not established a specific formula for determining base salary increases, nor have we identified a specific or consistent group of companies that we believe to be “similarly situated.”
     Our committee met in December 2007 to consider the fiscal 2008 base salaries of our executive officers. Based on (1) our financial and operating performance in fiscal 2007, (2) the individual performance of the executive, (3) the executive’s experience and responsibilities and (4) an internal review of the executive’s current compensation package generally, a base salary increase for each of the then current executive officers was approved for the 2008 fiscal year, resulting in the following base salaries: Mr. McKnight — $1,075,000, Mr. Mariette — $900,000, Mr. Scirocco — $600,000, Mr. Exon — $450,000 and Mr. Morgan — $575,000. However, in January 2008, the committee re-evaluated the base salaries of our executive officers in light of the changing economic conditions of the company and its initiative to reduce operating expenses. Effective February 1, 2008, the committee reduced the base salaries of the then current executive officers to their fiscal 2007 levels and the annualized base salary of each executive officer for the remainder of fiscal 2008 is set forth below. Neither Mr. Samuels nor Mr. Agnes was an “executive officer” in December 2007 or January 2008.

Executive Officer	2008 Base Salary
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$950,000
Bernard Mariette, President (through February 11, 2008)	$800,000
Joseph Scirocco, Chief Financial Officer	$550,000
Charles S. Exon, Chief Administrative Officer and General Counsel	$425,000
David H. Morgan, Chief Operating Officer (through October 30, 2008)	$475,000
Pierre Agnes, President – Quiksilver Europe	$455,000
Martin Samuels, President – Quiksilver Americas (through January 12, 2009)	$450,000

     In January 2009, the committee implemented a further 5% reduction in the base salaries of Messrs. McKnight, Exon and Agnes, effective February 1, 2009, in light of the company’s continuing efforts to reduce its operating expenses.
   Annual Discretionary Cash Bonus
     Our committee awards annual discretionary cash bonuses to our executive officers based on our financial and operating performance, as well as the executive officer’s individual performance in the prior fiscal year.
     In December 2008 and January 2009, the named executive officers received the following discretionary bonuses for the 2008 fiscal year:

Fiscal 2008
Discretionary
Executive Officer	Bonus
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	$-0-
Bernard Mariette, President (through February 11, 2008)	$-0-
Joseph Scirocco, Chief Financial Officer	$200,000
Charles S. Exon, Chief Administrative Officer and General Counsel	$-0-
David H. Morgan, Chief Operating Officer (through October 30, 2008)	$-0-
Pierre Agnes, President – Quiksilver Europe	$585,000
Martin Samuels, President – Quiksilver Americas (through January 12, 2009)	$-0-
     Due to the weak economic climate and financial performance of our consolidated company during the 2008 fiscal year, and our continuing efforts to reduce operating expenses, the committee did not award discretionary bonuses to Messrs. McKnight, Exon or Samuels for the 2008 fiscal year. The committee awarded a discretionary bonus to Mr. Scirocco to reward his performance in connection with the sale of our Rossignol business unit, as well as his efforts in connection with the management of our consolidated financial condition during an extraordinarily difficult economic climate. The committee also awarded a discretionary bonus to Mr. Agnes to reward his leadership and performance that resulted in strong financial results in Quiksilver Europe. Neither Messrs. Morgan nor Mariette received a discretionary bonus for fiscal 2008 since they had both left the company prior to the end of such fiscal year. However, as part of the separation agreement entered into with Mr. Morgan in August 2008, the committee agreed to pay him a cash bonus in connection with the disposition of our Rossignol business unit. This bonus of $660,000 reflected the integral nature of the services provided by Mr. Morgan, as the President of the Rossignol business unit, in successfully completing that disposition.
   Long Term Incentive Plan (LTIP) Compensation
     Our LTIP was implemented by the committee to provide a long-term orientation to our compensation program and, along with the current discretionary bonuses generally available with respect to short term achievements, to balance the focus of executive compensation between short-term and long-term corporate objectives and financial and operating performance. Generally, under the LTIP, each performance period is three years with potential grants made annually. Therefore, the award periods overlap, and there is the potential for an award to be earned every year. However, no more than one performance period will end in any given year. Not later than 90 days after the beginning of the performance period, performance objectives and target awards are identified by the committee and awarded to the applicable executive officer. At the end of each performance period, actual awards are determined based on achievement of the pre-established objectives. The maximum amount of any LTIP award payable to any of our executive officers for any performance period may not exceed $3,000,000. The committee also established a maximum bonus opportunity under the LTIP of 200% of the participating executive’s base salary. Currently, our Chief Executive Officer is the only participant in the LTIP. In January 2008, the committee granted a new long-term incentive award to our Chief Executive Officer and our President for the November 1, 2007 to October 31, 2010 performance period.
     The performance objectives set by the committee for LTIP awards may be based upon a variety of business measurements. However, our Compensation Committee has historically established performance goals based on our average earnings per share growth over the three year performance period. Our Compensation Committee may make pro-forma adjustments to outstanding performance targets to adjust for acquisitions, reflect changes in accounting rules or corporate structure, or other circumstances for the purpose of preventing dilution or enlargement of a participant’s opportunity to earn incentive compensation under the LTIP. The awards granted in January 2008 set the average earnings per share growth targets as follows, with the corresponding payments as multiples of the executive officer’s base salary.

3 Year Average EPS Growth	% of Base Salary
<4%	0%
4%	20%
6%	40%
8%	60%
10%	80%
12%	100%
14%	120%
16%	140%
18%	160%
20%	180%
≥22%	Capped at 200%
     No payments will be made with respect to an award if performance does not meet the threshold performance level. Actual average earnings per share growth results between the levels specified above will be interpolated to calculate the actual bonus payout. Payment of any earned award will be made in cash following the end of the performance period. Participants may be given the opportunity to elect to defer some or all of any payment in the form of cash or our common stock. Any payment in our common stock will be based on the fair market value of such stock at the time the cash award otherwise would have been payable.
     No amounts were paid to our Chief Executive Officer for the three year performance period ended October 31, 2008 because the minimum average earnings per share growth targets were not achieved. Further, the committee did not make LTIP awards for the performance period commencing November 1, 2008 and ending on October 31, 2011. The committee expects to continue to work with Ascend Consulting, its compensation consultant, in fiscal 2009 to determine appropriate LTIP performance criteria and appropriate participants for future awards that will be more applicable to the currently anticipated long term objectives of our company, particularly in light of the difficult global economic conditions and our general financial condition.
   Equity-Based Compensation
     Our Compensation Committee believes that the use of stock-based awards very closely aligns executive compensation with the value to be received by our stockholders during the same period, as well as provides an opportunity for increased equity ownership by our executive officers.
     Discretionary Option Grant Program.  Under the discretionary option grant program of our 2000 Stock Incentive Plan, the committee has complete discretion to determine which executive officers are to receive stock option grants, the time or times when those stock option grants are to be made, the number of shares subject to each such grant, the time or times when each grant is to vest and become exercisable, the maximum term for which the grant is to remain outstanding, and the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws. Each stock option has an exercise price per share determined by the committee, but in no event will the exercise price be less than the fair market value of our common stock on the grant date. No granted option will have a term in excess of ten years, and the option grants generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, option grants may be structured so that they will be immediately exercisable for any or all of the option shares. Historically, we have granted options that vest in equal and successive annual installments over a three year period from the date of grant.
     Grants made by the committee to our named executive officers during fiscal 2008 are set forth below, all of which vest in three equal and successive annual installments over the three year period commencing on December 26, 2007; provided, however, that the option grant to Mr. Agnes vests in a lump sum on the fourth anniversary of the grant date. The difference in the vesting period for Mr. Agnes is to accommodate for certain tax impacts to French optionees. The exercise price for the fiscal 2008 stock option grants is $9.00 per share, which was the fair market value of our common stock on December 26, 2007.

Fiscal 2008
Executive Officer	Options(#)
Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	80,000
Bernard Mariette, President (through February 11, 2008)	80,000
Joseph Scirocco, Chief Financial Officer	80,000
Charles S. Exon, Chief Administrative Officer and General Counsel	60,000
David H. Morgan, Chief Operating Officer (through October 30, 2008)	60,000
Pierre Agnes, President – Quiksilver Europe	55,000
Martin Samuels, President – Quiksilver Americas (through January 12, 2009)	55,000
     The committee generally reviews stock option grants, and makes annual stock option grants to our executive officers at the December committee meeting following the public announcement of our prior fiscal year’s financial results. However, the committee did not make any stock option or restricted stock grants in December 2008. Instead, the committee decided to defer such equity grants until January 2009 to enable the company to prepare for, and implement, certain cost and personnel reduction plans. The committee made equity awards to our officers and employees after such cost and personnel reduction plans were complete. At the time of each equity grant, the committee determines the amount of stock options to grant to each executive officer based on the number of stock options available to be granted, the desire to adequately tie executive officer compensation with the long term interests of our stockholders and the desire to increase our executive officers equity interests in the company. The committee has also requested input from our Chief Executive Officer regarding his assessment of each individual executive officer’s performance during the year and a recommendation regarding the amount and type of equity grants.
     Restricted Stock Program.  Shares of common stock may be issued under the restricted stock program of our 2000 Stock Incentive Plan. These shares will generally vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives or such other criteria as the committee shall determine. The committee has complete discretion under the restricted stock program to determine which executive officers are to receive restricted stock awards, the time or times when those restricted stock awards are to be made, the number of shares subject to each such award, the vesting schedule for each award and the purchase price (if any) payable per share.
     Grants of restricted stock made to our named executive officers during our 2008 fiscal year are set forth below.

Fiscal 2008
Restricted Stock
Executive Officer	(#)

Robert B. McKnight, Jr., Chairman, Chief Executive Officer and President	35,000
Bernard Mariette, President (through February 11, 2008)	35,000
Joseph Scirocco, Chief Financial Officer	60,000
Charles S. Exon, Chief Administrative Officer and General Counsel	22,000
David H. Morgan, Chief Operating Officer (through October 30, 2008)	22,000
Pierre Agnes, President – Quiksilver Europe	10,000
Martin Samuels, President – Quiksilver Americas (through January 12, 2009)	15,000

     The committee awarded grants of restricted common stock to our executive officers to provide additional long term equity incentives tied to our long term stock price performance. These awards of restricted stock vest in a lump sum on the three year anniversary of the grant date, thus connecting the vesting schedule with the long term interests of our stockholders. These restricted stock awards were made in December 2007. Given that Mr. Scirocco only joined the company in April 2007, the committee granted him an increased amount of restricted stock as compared to our other executive officers in order to provide him with amounts of restricted stock that are more consistent with our other executive officers who had received restricted stock awards prior to Mr. Scirocco’s commencement of employment with us. Mr. Samuels’ grant in December 2007 was slightly larger than his counterpart in Quiksilver Europe to reward Mr. Samuels for the strong financial performance of the Americas operating segment in fiscal 2007.
   Perquisites
     We provide perquisites to our executive officers that are typical of those provided to senior executives at other companies, which include health and group term life insurance benefits, supplemental long-term disability benefits, 401(k) matching (although this perquisite was suspended during our 2008 fiscal year in an effort to reduce our operating expenses), a clothing allowance for the purchase of our products at wholesale prices, and, until April 2008, the personal use of excess time in aircraft in which we had a fractional interest. In April 2008, we terminated our usage agreement for the fractional interests in private aircraft and, consequently, this perquisite is no longer available to our executive officers. This perquisite was only utilized by our Chief Executive Officer during our 2008 fiscal year. The provision of these perquisites is not tied to individual or corporate operating and financial performance. Instead, the committee believes that these perquisites are beneficial to the creation of a competitive compensation package that is required to retain our executive officers’ services. Further, in the case of the clothing allowance provided to our executive officers, the committee believes that it is important for our executive officers and their families to use the products that we sell and distribute.
   Employment Agreements with our Named Executive Officers
     We have entered into an employment agreement with each of our named executive officers which provides certain severance and change in control benefits. The employment agreements, and the benefits provided thereunder, are described in detail under “Employment Agreements”.
     The committee believes that these employment agreements are an essential element of our executive officers’ compensation packages in order to be competitive with other companies that compete with us for executive officer talent, and also to ensure that our executive officers feel that they have adequate financial security to manage any circumstances that would obligate us to pay them severance or change in control benefits.
   Tax and Accounting Implications
     Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation over $1 million paid to our executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. Our committee believes that it is generally in our best interest to comply with Section 162(m) and expects that most of the compensation paid to our named executives will either be under the $1 million limit, eligible for exclusion (such as stock options) under the $1 million limit, or based on qualified performance objectives. However, notwithstanding this general policy, the committee also believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not the compensation is fully deductible under Section 162(m). Accordingly, some compensation paid to our executive officers may not be deductible to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

Summary Compensation Table
     The following table sets forth summary information concerning the compensation of each of our named executive officers for all services rendered in all capacities to us for the years ended October 31, 2007 and October 31, 2008:

								Non-Equity
								Incentive
						Stock	Option	Plan	All Other
Name and Principal Position(1)	Year	Salary $		Bonus $		Awards(2) $	Awards(2) $	Compensation(3) $	Compensation(4) $		Total $
Robert B. McKnight, Jr.	2008	981,300		—		289,300	530,800	—	76,600		1,878,000
Chairman of the Board,	2007	950,000		650,000		147,900	1,068,600	—	13,157		2,829,657
President and Chief Executive Officer

Joseph Scirocco(5)	2008	562,500		200,000		153,100	263,400	—	58,100		1,237,100
Chief Financial Officer	2007	297,900		200,000		—	80,400	—	3,811		582,111

Bernard Mariette	2008	247,200	(6)	—		641,700	467,600	—	3,434,000	(7)	4,790,500
President	2007	800,000	(6)	650,000	(6)	463,400	848,900	—	7,684		2,769,984

David H. Morgan	2008	487,500	(6)	660,000	(8)	390,300	551,300	—	722,500	(9)	2,811,600
Chief Operating Officer	2007	475,000	(6)	285,000		145,600	448,100	—	6,501		1,360,201

Charles S. Exon	2008	431,300		—		202,200	259,700	—	17,100		910,300
Chief Administrative Officer,	2007	425,000		315,000		145,600	384,800	—	12,077		1,282,477
Secretary and General Counsel

Pierre Agnes	2008	455,000	(6)	585,000	(6)	171,500	458,900	—	—		1,670,400
President – Quiksilver Europe

Martin Samuels	2008	447,500		—		38,300	268,500	—	17,100		771,400
President – Quiksilver Americas

(1)	The principal position for each executive officer reflects the executive office and title held by each of them during the fiscal year ended October 31, 2008, with the exception of Messrs. McKnight and Exon. In addition to serving as Chairman and Chief Executive Officer, in February 2008 Mr. McKnight also became President. Also in February 2008, Mr. Exon became Chief Administrative Officer, in addition to serving as Secretary and General Counsel. Mr. Mariette resigned on February 11, 2008, Mr. Morgan resigned on October 30, 2008 and Mr. Samuels resigned on January 12, 2009.

(2)	The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our executive officers. In accordance with SEC requirements, these amounts reflect the dollar amounts we recognized as compensation expense for financial statement reporting purposes for fiscal 2007 and 2008 in accordance with the provisions of SFAS 123R related to awards to executive officers in fiscal 2007, fiscal 2008 and prior years. See Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed with the SEC on December 30, 2008 for information regarding assumptions underlying the valuation of equity awards. No estimate of forfeitures has been included in such calculations. During our 2008 fiscal year, Messrs. Mariette and Morgan forfeited 245,000 and 82,000 restricted shares of common stock, respectively.

(3)	Mr. McKnight and Mr. Mariette were each eligible to receive cash awards under our AIP and our LTIP during fiscal 2007. Mr. McKnight was also eligible to receive a cash award under our LTIP in fiscal 2008. No AIP awards were made for fiscal 2008. None of the threshold performance targets under either the AIP or LTIP were achieved and, consequently, no amounts were paid under our AIP or LTIP for either fiscal year.

(4)	The amount disclosed in this column for fiscal 2008 for Mr. McKnight includes $9,300 for a personal life insurance policy premium, $2,000 for a supplemental long-term disability policy premium, $12,500 for certain financial planning services paid for by us and $47,800 of aircraft use as discussed below. For Mr. Scirocco for fiscal 2008 it includes relocation expense reimbursement of $46,300, $5,400 for a personal life insurance premium and $1,400 for a supplemental long-term disability policy premium. For fiscal 2008 for Mr. Exon, it includes $10,100 for a personal life insurance premium and $2,000 for a supplemental long-term disability policy premium. For fiscal 2008 for Mr. Samuels it includes $10,100 for a personal life insurance policy and $2,000 for a supplemental long-term disability premium. In addition, in fiscal 2008, each executive officer received a quarterly clothing allowance of $1,250, or $5,000 annually, to purchase products at our wholesale prices. Prior to April 2008, we had a fractional interest in aircraft for which we paid a flat fee in order to be able to rent aircraft, up to the minimum number of hours required by the leasing company, at an hourly rate that included all associated costs (fuel, pilot, maintenance, landing fees, etc.). To the extent excess time was available, we allowed our chief executive officer to use these aircraft. During fiscal 2008, the aggregate incremental cost to us for Mr. McKnight’s use of aircraft was $47,800. In April 2008, we terminated our usage agreement for the fractional interests in private aircraft and, consequently, this perquisite is no longer available.

(5)	Mr. Scirocco became an executive officer in April 2007 and his salary for fiscal 2007 reflects a prorated amount that was paid to him during such fiscal year, based on an annual base salary rate of $550,000.

(6)	Prior to fiscal 2007, we agreed to pay approximately 16% of Mr. Mariette’s base salary and 17% of Mr. Morgan’s base salary to them in euros at an agreed exchange rate of 1.35 dollars per euro. Their base salary amounts reflect the dollar value of these payments at the agreed exchange rate. In addition, approximately 20% of Mr. Mariette’s bonus was also paid in euros. The amount of Mr. Mariette’s bonus reflects the dollar value of this payment in euros at the agreed exchange rate. The actual average exchange rate during fiscal 2007 was approximately 1.3441 dollars per euro. Prior to fiscal 2008, we agreed to pay approximately 14% of Mr. Mariette’s base salary, 16% of Mr. Morgan’s base salary and 100% of Mr. Agnes’ base salary to them in euros at an agreed exchange rate of 1.30 dollars per euro. Their base salary amounts reflect the dollar value of these payments at the agreed exchange rate. The actual average exchange rate during fiscal 2008 was approximately 1.4963 dollars per euro. Mr. Agnes’ discretionary bonus for fiscal 2008 was paid in euros at an exchange rate of 1.30 dollars per euro.

(7)	This amount includes a personal life insurance policy premium of $900, $600 for a supplemental long-term disability policy premium, $576,100 of consulting services fees paid to Mr. Mariette after the termination of his employment in February 2008 and $3,900 for reimbursement of COBRA premiums. In addition, pursuant to Mr. Mariette’s separation agreement, we paid him $1,425,000 in August 2008 and $237,500 per month beginning in September 2008 and continuing through February 2009.

(8)	Pursuant to the terms of his separation agreement, Mr. Morgan received a bonus of $660,000 upon the completion of our sale of our Rossignol business unit.

(9)	This amount includes $3,500 for a personal life insurance premium and $2,000 for a supplemental long-term disability policy premium. In addition, pursuant to Mr. Morgan’s separation agreement, we will pay him $251,000 on May 15, 2009, $41,500 per month beginning June 15, 2009 and continuing through November 15, 2009 and $212,000 (less wages and consultant fees earned or received from any source other than us and payments received pursuant to any unemployment insurance program or collective bargaining agreement) on May 14, 2010.

Grants of Plan-Based Awards
     The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the fiscal year ended October 31, 2008:

								All
								Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts						Number	Number of	Base
		Under Non-Equity Incentive						of Shares	Securities	Price of	Grant
		Plan Awards						of Stock	Underlying	Option	Date Fair
	Grant	Threshold		Target		Maximum		or Units	Options	Awards	Value
Name	Date	$		$		$		#(1)	#(1)	$/Share	$(2)
Robert B. McKnight, Jr.		190,000	(3)	950,000	(3)	1,900,000	(1)
	12/26/07	—		—		—		35,000	80,000	9.00	306,856
Joseph Scirocco	12/26/07	—		—		—		60,000	80,000	9.00	306,856
Bernard Mariette		160,000	(3)	800,000	(3)	1,600,000	(3)
	12/26/07	—		—		—		35,000	80,000	9.00	306,856
David H. Morgan	12/26/07	—		—		—		22,000	60,000	9.00	230,142
Charles S. Exon	12/26/07	—		—		—		22,000	60,000	9.00	230,142
Pierre Agnes	12/26/07	—		—		—		10,000	55,000	9.00	210,964
Martin Samuels	12/26/07	—		—		—		15,000	55,000	9.00	210,964

(1)	Each stock option and restricted stock award in our 2008 fiscal year was made pursuant to our 2000 Stock Incentive Plan. With the exception of the award to Mr. Agnes, each stock option award listed in the table above will vest in three equal and successive annual installments over the three year period commencing upon the grant date provided the executive remains in our service through the vesting date. Mr. Agnes’ stock option award will vest in a lump sum on the fourth anniversary of the grant date, provided he remains in our service through the vesting date,. Each option has a maximum term of ten years. Each restricted stock award will vest in a lump sum upon the three year anniversary of the grant date. Additional information regarding the vesting acceleration provisions applicable to these equity awards and other material terms of such stock option and restricted stock awards are set forth below under the heading “Employment Agreements” and “Potential Payments Upon Termination, Change in Control or Corporate Transaction — Award Agreements and LTIP”.

(2)	The grant date fair value of each equity award has been computed in accordance with SFAS 123(R).

(3)	These amounts represent the threshold, target and maximum potential bonuses payable for awards under the LTIP made during fiscal 2008, which are based on the achievement of goals for average earnings per share growth during the three year period consisting of our 2008, 2009 and 2010 fiscal years. The target amount payable under the LTIP represents the midpoint of the range for possible payouts. The average earnings per share growth goals and required cash payouts, as well as the other material terms of the LTIP, are described in our Compensation Disclosure & Analysis above under the heading “Design of the Executive Compensation Program — Long Term Incentive Plan (LTIP) Compensation.”

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth summary information regarding outstanding equity awards held by our named executive officers at October 31, 2008:

		Option Awards				Stock Awards
							Market
						Number	Value of
		Number of	Number of			of Shares	Shares
		Securities	Securities			or Units	or Units
		Underlying	Underlying			of Stock	of Stock
		Unexercised	Unexercised	Option		That	That
		Options	Options	Exercise	Option	Have Not	Have Not
		#	#	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable(1)	Unexercisable(1)	$	Date	#	$(2)
Robert B. McKnight, Jr.	12/15/98	120,000	—	3.9271	12/16/08	—	—
	02/11/00	200,000	—	2.9844	02/12/10	—	—
	03/31/00	240,000	—	4.3907	04/01/10	—	—
	12/22/00	200,000	—	4.6094	12/23/10	—	—
	12/03/01	400,000	—	3.5250	12/04/11	—	—
	12/19/02	400,000	—	6.6575	12/20/12	—	—
	11/12/03	400,000	—	8.7250	11/13/13	—	—
	01/25/05	400,000	—	14.3050	01/26/15	—	—
	12/27/05	133,333	66,667	13.7700	12/28/15	—	—
	09/29/06	—	—	—	—	60,000 (3)	155,400
	12/20/06	16,666	33,334	15.5500	12/21/16	—	—
	10/17/07	—	—	—	—	20,000 (4)	51,800
	12/26/07	—	80,000	9.0000	12/27/17	35,000 (5)	90,650

Joseph Scirocco	04/16/07	13,333	26,667	13.1100	04/17/17	—	—
	12/26/07	—	80,000	9.0000	12/27/17	60,000 (5)	155,400

Bernard Mariette	12/03/01	199,200	—	3.5250	12/04/11	—	—
	12/19/02	240,000	—	6.6575	12/20/12	—	—
	11/12/03	240,000	—	8.7250	11/13/13	—	—
	01/25/05	300,000	—	14.3050	01/26/15	—	—
	12/27/05	100,000	50,000	13.7700	12/28/15	—	—
	12/20/06	16,666	33,334	15.5500	12/21/16	—	—
	12/26/07	—	80,000	9.0000	12/27/17	—	—

David H. Morgan	12/27/05	75,000	—	13.7700	10/31/09	—	—
	12/20/06	75,000	—	15.5500	10/31/09	—	—
	12/26/07	60,000	—	9.0000	10/31/09	—	—

Charles S. Exon	08/01/00	30,000	—	3.2969	08/02/10	—	—
	12/03/01	80,000	—	3.5250	12/04/11	—	—
	12/19/02	88,000	—	6.6575	12/20/12	—	—
	11/12/03	120,000	—	8.7250	11/13/13	—	—
	05/03/04	20,000	—	11.1250	05/04/14	—	—
	01/25/05	150,000	—	14.3050	01/26/15	—	—
	12/27/05	26,666	13,334	13.7700	12/28/15	—	—
	09/29/06	—	—	—	—	60,000 (3)	155,400
	12/20/06	10,666	21,334	15.5500	12/21/16	—	—
	12/26/07	—	60,000	9.0000	12/27/17	22,000 (5)	56,980

Pierre Agnes	12/03/01	8,000	—	3.5250	12/04/11	—	—
	12/19/02	28,000	—	6.6575	12/20/12	—	—
	03/31/03	40,000	—	7.6550	04/01/13	—	—
	11/12/03	80,000	—	8.7250	11/13/13	—	—
	05/03/04	20,000	—	11.1250	05/04/14	—	—
	01/25/05	—	130,000	14.3050	01/26/15	—	—
	12/27/05	—	50,000	13.7700	12/28/15	—	—
	09/29/06	—	—	—	—	60,000 (3)	155,400

		Option Awards				Stock Awards
							Market
						Number	Value of
		Number of	Number of			of Shares	Shares
		Securities	Securities			or Units	or Units
		Underlying	Underlying			of Stock	of Stock
		Unexercised	Unexercised	Option		That	That
		Options	Options	Exercise	Option	Have Not	Have Not
		#	#	Price	Expiration	Vested	Vested
Name	Grant Date	Exercisable(1)	Unexercisable(1)	$	Date	#	$(2)
	12/20/06	—	40,000	15.5500	12/21/16	—	—
	12/26/07	—	55,000	9.0000	12/27/17	10,000 (5)	25,900

Martin Samuels	12/15/98	30,000	—	3.9271	12/16/08	—	—
	02/11/00	80,000	—	2.9844	02/12/10	—	—
	12/22/00	80,000	—	4.6094	12/23/10	—	—
	12/03/01	88,000	—	3.5250	12/04/11	—	—
	12/19/02	88,000	—	6.6575	12/20/12	—	—
	11/12/03	80,000	—	8.7250	11/13/13	—	—
	05/03/04	20,000	—	11.1250	05/04/14	—	—
	01/25/05	104,000	—	14.3050	01/26/15	—	—
	12/27/05	33,333	16,667	13.7700	12/28/15	—	—
	12/20/06	13,333	26,667	15.5500	12/21/16	—	—
	12/26/07	—	55,000	9.0000	12/27/17	15,000 (5)	38,850

(1)	Except for Mr. Agnes’ stock options, all stock options listed vest and become exercisable in three equal and successive annual installments over the three year period commencing on the date of grant, provided the executive officer remains in our service through the vesting date. Mr. Agnes’ stock options vest in a lump sum on the fourth anniversary of the grant date, provided he remains in our service through such date.

(2)	The market value of the restricted shares of common stock are calculated by multiplying the number of shares of stock held by the applicable executive officer by $2.59, the fair market value of our common stock on October 31, 2008, which is the last day of our fiscal year.

(3)	The restricted shares of common stock granted pursuant to this award will vest on September 29, 2011 provided the executive officer remains in our service through that date.

(4)	The restricted shares of common stock granted pursuant to this award will vest on October 17, 2012 provided the executive officer remains in our service through that date.

(5)	The restricted shares of common stock granted pursuant to this award will vest on December 26, 2010 provided the executive officer remains in our service through that date.
Option Exercises and Stock Vested
     The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers during the fiscal year ended October 31, 2008:

Option Awards
	Number of	Value
	Shares	Realized
	Acquired	Upon
	on Exercise	Exercise
Name	#	$
Robert B. McKnight, Jr.	198,000	1,343,430
Joseph Scirocco	—	—
Bernard Mariette	560,804	3,313,183
David H. Morgan	—	—
Charles S. Exon	—	—
Pierre Agnes	—	—
Martin Samuels	80,000	484,442

Employment Agreements
     On May 25, 2005, we entered into employment agreements, which were (except for Mr. Agnes’ agreement) subsequently amended on December 21, 2006, with each of: Robert B. McKnight, Jr., our Chairman, Chief Executive Officer and President; Bernard Mariette, our former President; Charles S. Exon, our Chief Administrative Officer, Secretary and General Counsel; Martin Samuels, our former President — Quiksilver Americas; and Pierre Agnes, our President — Quiksilver Europe. Mr. Mariette’s employment agreement terminated on February 11, 2008 upon the execution of a separation and transition agreement in connection with his resignation. Mr. Samuels’ employment agreement terminated on January 12, 2009 upon the execution of a separation and transition agreement in connection with his resignation. In addition, on December 22, 2006, we entered into an employment agreement with David H. Morgan, our former Chief Operating Officer. Mr. Morgan’s employment agreement terminated on October 30, 2008 pursuant to the terms of a separation and transition agreement. For a description of Mr. Mariette’s, Mr. Samuels’ and Mr. Morgan’s separation and transition agreements, see “Potential Payments upon Termination, Change in Control or Corporate Transaction — Separation Agreements” below. On April 16, 2007 we entered into an employment agreement with Joseph Scirocco, our Chief Financial Officer.
     Each of these agreements is for an unspecified term and may be terminated by us or the executive for any reason, subject to the payment of certain amounts as set forth below. Under these agreements, we currently pay base salaries at an annual rate equal to the following: $903,000 for Mr. McKnight; $550,000 for Mr. Scirocco; $404,000 for Mr. Exon and €332,500 (approximately $432,000) for Mr. Agnes. Our Compensation Committee has the discretion to adjust these base salaries based on our performance, the individual’s performance, market conditions or such other factors as the committee deems relevant, provided that they may not be reduced below the following annual rates: $880,000 for Mr. McKnight; $550,000 for Mr. Scirocco; and $400,000 for Mr. Exon. Mr. Mariette was paid a base salary of $247,200 during the portion of fiscal 2008 he was employed by us and his employment agreement provided that his annual base salary could not be reduced below $600,000. Mr. Morgan was paid a base salary of $487,500 during the portion of fiscal 2008 he was employed by us and his employment agreement provided that his annual base salary could not be reduced below $475,000. Mr. Samuels was paid a base salary of $447,500 during fiscal 2008 and his employment agreement provided that his annual base salary could not be reduced below $330,000. Mr. McKnight’s employment agreement also provides, and Mr. Mariette’s employment agreement previously provided, that he will be eligible to earn an annual bonus of up to 300% of his minimum base salary under our Annual Incentive Plan (AIP) or LTIP, or a combination of the two. Messrs. Exon’s, Agnes’ and Scirocco’s employment agreements provide, and Mr. Morgan’s and Mr. Samuels’ employment agreements previously provided, that they are eligible to receive annual discretionary bonuses approved by the Compensation Committee.
     Each agreement requires us to maintain a $2 million term life insurance policy on the life of the executive, payable to their designees; provided, however, that we are not required to pay annual premiums for the policies in excess of $5,000 each. The agreements also provide that the executives will continue to be participants in our 2000 Stock Incentive Plan, or any successor equity plan, on terms established by our board of directors, but substantially similar to those granted to our other senior executives of an equivalent level. Each agreement further provides that the executives will be covered by our group health insurance programs and our long-term disability plan for senior executives on the same terms and conditions applicable to comparable employees. We are also required to provide each executive with a clothing allowance of at least $4,000 per year to purchase company products at our wholesale prices.
     If we terminate an executive’s employment without Cause, or if the executive terminates his employment for Good Reason (as defined below) within six months of the event constituting Good Reason, the employment agreements provide that we will: (1) continue to pay the executive’s base salary for a period of one and one-half years (two years in the case of Mr. McKnight), (2) pay a pro rata portion of the bonus for the fiscal year in which the termination occurs; and (3) pay an amount equal to two times the average annual bonus earned by the executive during the two most recently completed fiscal years, payable over one and one-half years (two years in the case of Mr. McKnight) following the executive’s termination. For Messrs. McKnight, Exon and Scirocco, if their termination were to occur within one year following a Change in Control (as defined below), the period of salary continuation is increased by six months (one year in the case of Mr. McKnight) and, in the case of Mr. McKnight only, the payment based on average annual bonus is increased to three times such average. The period for the payment based on average annual bonus is similarly extended. In order to receive the termination benefits listed above, the executive is required to sign a general release of claims. If we terminate an executive for Cause or the executive terminates his employment without Good Reason, then the executive will receive his base salary and benefits earned and accrued prior to termination and, if the basis for Cause is the executive’s death or permanent disability, a pro rata portion of his bonus for the year in which the termination occurs.
     Each of the agreements requires that if we grant stock options to the executive after the date of the agreement, the options must provide that if the executive is terminated by us without Cause, as a result of the executive’s death or permanent disability or by the executive for Good Reason, all of the options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (1) the first anniversary of the termination, (2) the end of the option term, or (3) termination pursuant to other provisions of the option plan or option agreement, such as a corporate transaction.
     For purposes of these employment agreements, Cause includes (1) death, (2) permanent disability, (3) willful misconduct in the performance of duties, (4) commission of a felony or violation of law involving moral turpitude or dishonesty, (5) self-dealing, (6) willful breach of duty, (7) habitual neglect of duty, or (8) material breach by the executive of his obligations under the employment agreement.
     For purposes of these employment agreements, Good Reason means (1) the assignment to the executive of duties materially inconsistent with his position, as set forth in the agreement, without his consent, (2) a material change in his reporting level from that set forth in the agreement, without his consent, (3) a material diminution in his authority, without his consent, (4) a material breach by us of our obligations under the agreement, (5) the failure by us to obtain from any successor, before the succession takes place, an agreement to assume and perform our obligations under the employment agreement or (6) except in the case of Mr. Agnes, requiring the executive to be based, other than temporarily, at any office or location outside of the southern California area, without his consent.
     Under these employment agreements, a “Change in Control” would include any of the following events: (1) any person (as defined in the Securities Exchange Act of 1934) acquires shares of capital stock of Quiksilver, Inc. representing more than 50% of the total number of shares of capital stock that may be voted for the election of our directors, (2) a merger, consolidation, or other business combination of Quiksilver, Inc. with or into another person is consummated, or all or substantially all of our assets are acquired by another person, as a result of which our stockholders prior to the transaction own, after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring person (or any person in control of the surviving or acquiring person, the equity securities of which are issued or transferred in such transaction), or (3) our stockholders approve a plan of complete liquidation, dissolution or winding up.
Potential Payments Upon Termination, Change in Control or Corporation Transaction
     As described above, payments may be made to our named executive officers upon a change in control or the termination of their employment with us depending upon the circumstances of the termination, which includes termination by us for Cause, termination by us without Cause, termination by the executive for Good Reason, other voluntary termination by the executive, death, or permanent disability. In addition, the award agreements for stock options and restricted stock and the LTIP plan documents also address these circumstances, as well as the effects of a corporate transaction.
Award Agreements and LTIP
     Under the applicable award agreements, vesting of restricted stock and stock options granted to employees, including the named executive officers, may be affected upon a “change in control” or a “corporate transaction.” A “change in control” is defined as a change in ownership or control effected through either (i) the acquisition, directly or indirectly by any person or related group of persons (other than Quiksilver or a person that directly or indirectly controls, is controlled by, or is under common control with, Quiksilver), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders, or (ii) a change in the composition of our board over a period of thirty-six (36) consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either (A) have been board members continuously since the beginning of such period or (B) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (A) who were still in office at the time the board approved such election or nomination. A “corporate transaction” is defined as either of the following stockholder-approved transactions to which we are a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of the company.
     Upon a corporate transaction, unvested stock options will accelerate and vest in full unless the options are assumed by the successor corporation or replaced with a cash incentive program preserving the spread between the exercise price and the fair market value of the options at the time of the corporation transaction. Similarly, unvested shares of restricted stock will accelerate and vest upon a corporate transaction unless our rights and obligations with respect to the shares are assigned to, and assumed by, the successor corporation. In addition, if a change in control occurs, or a corporate transaction occurs and a successor corporation is assigned and assumes our rights and obligations with respect to shares of restricted stock, and we subsequently terminate an employee for any reason, other than misconduct, all outstanding shares of restricted stock accelerate and vest. “Misconduct” is defined as the commission of any act of fraud, embezzlement or dishonesty by the employee, any unauthorized use or disclosure by such person of our confidential information or trade secrets, or any other intentional misconduct by such person adversely affecting our business or affairs in a material manner.
     Under the applicable award agreements, vesting of stock options and restricted stock granted to employees, including the named executive officers, may be accelerated in certain other circumstances. Under stock option award agreements, upon termination for cause or for misconduct, the entire award is generally forfeited. Upon termination by the company without cause, termination by the employee for good reason (as defined in their employment agreements), death or disability, the unvested portion of the award is forfeited; provided, however, that only with respect to stock options granted after May 2005, the entire award is immediately vested. Depending on the type of termination, the time to exercise the vested portion of the stock options varies from three months to one year. In no event is this period later than the expiration date of the option. Under the restricted stock award agreements, upon any termination for death or disability, the entire award is immediately vested. For all other terminations, unvested awards of restricted stock are forfeited unless such termination is in connection with a corporate transaction or change in control, as described above.
     Under the LTIP, upon a change in control, awards for any performance cycle which has not been completed are deemed earned at the time of the change in control at the target level, with payment made pro rata for the portion of the performance cycle completed prior to the change in control. If an executive’s employment is terminated for any reason, awards granted for a performance cycle that ended prior to the termination date will not be affected. If an executive’s employment is terminated due to death, disability or retirement, awards for any performance cycle which has not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are prorated based on the percentage of the performance cycle completed prior to termination. However, the Compensation Committee has discretionary authority to approve payment of the full amount or a greater pro rated amount of such awards. The Compensation Committee may also determine the amount of the award and make the payout at the end of the performance cycle or earlier based on its good faith determination of the level of the performance achieved through the date of termination or expected to be achieved for the performance cycle. If an executive terminates his employment for any reason (except retirement, disability or death) or we terminate the executive’s employment with or without cause, awards for performance cycles which have not been completed at the time of termination are forfeited, unless otherwise provided in a written employment agreement with us. However, the Compensation Committee has discretionary authority to approve payment of all or a portion of such awards.
Separation Agreements
     Mr. Mariette resigned as our President on February 11, 2008. In connection with his resignation, we entered into a separation and transition agreement with him, which superseded his employment agreement, and provided for the payment of certain severance and other compensation. The severance benefits totaled $2,850,000, consisting of (i) a lump sum payment of $1,425,000 in August 2008 and (ii) $237,500 per month beginning September 2008 and continuing through February 2009. The other compensation payable to Mr. Mariette in connection with his separation agreement is the reimbursement of certain health care premiums paid by Mr. Mariette, up to the maximum of $1,300 per month, through the earlier of (x) February 2009 or (y) the date that Mr. Mariette becomes eligible for health insurance coverage under another employer’s plan. The separation agreement also provides for Mr. Mariette to provide consulting services to us for a 12 month period at a rate of $60,000 per month for the first six months of the consulting period, and $106,666 per month for the final six months of the consulting period. Upon the termination of such consulting services, all of Mr. Mariette’s unvested stock options will accelerate and vest. All of Mr. Mariette’s shares of restricted common stock were forfeited and cancelled in connection with his resignation. The separation agreement also includes a waiver and release of claims.
     Mr. Morgan resigned as our Chief Operating Officer on October 30, 2008. In connection with his resignation, we entered into a separation and transition agreement with him, which superseded his employment agreement, and provided for the payment of certain severance and other compensation. The severance benefits totaled up to $712,000, consisting of (i) a lump sum payment of $251,000 on May 15, 2009, (ii) $41,500 per month beginning June 15, 2009 to November 15, 2009; and a lump sum payment of $212,000 less (x) wages or consulting payments earned or received by Mr. Morgan from any source other than us during the 18-month period following his resignation and (y) amounts received by Mr. Morgan pursuant to any unemployment insurance program or collective-bargaining agreement during the 18-month period following his resignation. The separation agreement also provides for a cash bonus payment of $660,000 payable to Mr. Morgan within fifteen (15) business days following the closing of our sale of Rossignol. Upon Mr. Morgan’s resignation, all of his unvested stock options which had not previously expired accelerated and vested and all unexercised stock options remained exercisable for a period of (12) months following his resignation, after which they will expire and cease to be exercisable. All of Mr. Morgan’s shares of restricted common stock were forfeited and cancelled in connection with his resignation. The separation agreement also includes a waiver and release of claims.
     Mr. Samuels resigned as our President — Quiksilver Americas on January 12, 2009. In connection with his resignation, we entered into a separation and transition agreement with him, which superseded his employment agreement, and provided for the payment of certain severance and other compensation. The severance benefits totaled $1,200,000, consisting of (i) a lump sum payment of $408,000 payable on July 15, 2009 and (ii) $66,000 per month beginning August 2009 and continuing through July 2010. The separation agreement also provides for Mr. Samuels to provide consulting services to us for a 12 month period at a rate of $20,000 per month, as well as a clothing allowance of $500 per month during such period. Upon the termination of such consulting services, all of Mr. Samuels’ unvested stock options will accelerate and vest. All of Mr. Samuels shares of restricted common stock were forfeited and cancelled in connection with his resignation. Under the agreement we also agreed to provide Mr. Samuels with certain career transition services through a third party management services company at a cost of up to $15,000 to be paid directly to such company. The separation agreement includes a waiver and release of claims.
     Quantification of Potential Benefits Payable
     The following tables set forth a quantification of estimated benefits payable to our named executive officers, except Messrs. Mariette and Morgan who each resigned prior to the end of fiscal 2008, under various circumstances regarding a change in control, corporate transaction and the termination of their employment. In calculating these benefits, we have taken into consideration or otherwise assumed the following:
•	Termination of employment occurred on October 31, 2008, the last day of our 2008 fiscal year. The quantification of estimated benefits payable to Mr. Samuels is also included in these tables as required by SEC rules since he provided service to us through the full 2008 fiscal year.

•	We have valued equity awards using the $2.59 per share closing market price of our common stock on the NYSE on October 31, 2008.

•	We have valued stock options at their intrinsic value, equal to the difference between $2.59 and the per share exercise price, multiplied by the number of shares underlying the stock options.

•	In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable named executive officer’s employment agreement and the applicability of Section 409A of the IRS Code. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that IRS Code Section 280G will not apply to any of the amounts paid by us to the applicable named executive officers.
     In May 2005, our executive officer employment agreements were amended to provide that all future stock option grants will (1) accelerate on termination due to death or disability, termination without cause or termination for good reason and (2) remain exercisable for 1 year thereafter unless the stock option otherwise terminates pursuant to its terms. Previously, these employment agreements provided that stock options accelerated only on termination without cause or termination for good reason within 12 months of a change in control.
Estimated Benefits Payable As a Result of Termination of Employment by Employee For Good Reason

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes(6)	Samuels
Salary continuation(1)	$1,900,000	$825,000	$637,500	$682,500	$675,000
Severance(2)	2,070,000	200,000	715,000	1,124,000	1,050,000
Early vesting of stock options(3)	-0-	-0-	-0-	-0-	-0-
LTIP(4)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(5)	-0-	200,000	-0-	585,000	-0-

Total	$3,970,000	$1,225,000	$1,352,500	$2,391,500	$1,725,000

(1)	Represents base salary continuation for eighteen months (twenty-four months for Mr. McKnight) following termination.

(2)	Represents severance equal to twice the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2006 and fiscal 2007), payable over eighteen months (twenty-four months for Mr. McKnight) following termination.

(3)	Represents the value of unvested stock options as of October 31, 2008 which accelerate on termination for Good Reason.

(4)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, if an executive terminates his employment for Good Reason, awards for any performance cycles which have not been completed are forfeited. However, our Compensation Committee has discretionary authority to approve payment of all or a portion of such awards. For purposes of this table, we have assumed that awards for the three-year performance cycle ending on October 31, 2008 would not have been paid since the minimum performance targets were not achieved, and that awards for the three-year performance cycles ending October 31, 2009 and 2010 would have been forfeited.

(5)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive terminates his employment for Good Reason during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the Compensation Committee for such year. In December 2008 and January 2009, our Compensation Committee approved discretionary bonus amounts for certain of our executive officers for fiscal 2008. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(6)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on assumed exchange rates, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

Estimated Benefits Payable As a Result of Termination of Employment by Company Without Cause

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes(6)	Samuels
Salary continuation(1)	$1,900,000	$825,000	$637,500	$682,500	$675,000
Severance(2)	2,070,000	200,000	715,000	1,124,000	1,050,000
Early vesting of stock options(3)	-0-	-0-	-0-	-0-	-0-
LTIP(4)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(5)	-0-	200,000	-0-	585,000	-0-

Total	$3,970,000	$1,225,000	$1,352,500	$2,391,500	$1,725,000

(1)	Represents base salary continuation for eighteen months (twenty-four months for Mr. McKnight) following termination.

(2)	Represents severance equal to twice the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2006 and fiscal 2007), payable over eighteen months (twenty-four months for Mr. McKnight) following termination.

(3)	Represents the value of unvested stock options as of October 31, 2008 which accelerate on termination without Cause.

(4)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, if we terminate an executive’s employment without Cause, awards for any performance cycles which have not been completed are forfeited. However, our Compensation Committee has discretionary authority to approve payment of all or a portion of such awards. For purposes of this table, we have assumed that awards for the three-year performance cycle ending on October 31, 2008 would not have been paid since the minimum performance targets were not achieved, and that awards for the three-year performance cycles ending October 31, 2009 and 2010 would have been forfeited.

(5)	Under each executive’s employment agreement (except Mr. McKnight’s), if we terminate an executive’s employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the Compensation Committee for such year. In December 2008 and January 2009, our Compensation Committee approved discretionary bonus amounts for certain of our executive officers for fiscal 2008. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(6)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on assumed exchange rates, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

Estimated Benefits Payable As a Result of Termination of Employment by Employee For Good Reason or by Company Without Cause Within Twelve Months Following a Change in Control(1)

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes(8)	Samuels
Salary continuation(2)	$2,850,000	$1,100,000	$850,000	$682,500	$675,000
Severance(3)	3,105,000	200,000	715,000	1,124,000	1,050,000
Early vesting of stock options(4)	-0-	-0-	-0-	-0-	-0-
Early vesting of restricted stock(5)	297,850	155,400	212,380	181,300	38,850
LTIP(6)	-0-	-0-	-0-	-0-	-0-
Discretionary bonus(7)	-0-	200,000	-0-	585,000	-0-

Total	$6,252,850	$1,655,400	$1,777,380	$2,572,800	$1,763,850

(1)	For purposes of this table, “change in control” has the meaning set forth in the executive officer employment agreements described above.

(2)	Represents base salary continuation for twenty-four months for Messrs. Scirocco and Exon, thirty-six months for Mr. McKnight and eighteen months for Messrs. Agnes and Samuels following termination.

(3)	Represents severance equal to twice (three times for Mr. McKnight) the executive’s average annual bonus earned during the two most recently completed fiscal years (i.e., fiscal 2006 and fiscal 2007), payable over twenty-four months for Messrs. Scirocco and Exon, thirty-six months for Mr. McKnight and eighteen months for Messrs. Agnes and Samuels following termination.

(4)	These amounts represent the value of unvested stock options as of October 31, 2008 which accelerate on termination for Good Reason or without Cause, assuming the unvested stock options had not previously accelerated in connection with the change in control.

(5)	These amounts represent the value of unvested shares of restricted common stock as of October 31, 2008 which would accelerate after a corporate transaction or change in control if the executive officer was terminated by the successor corporation for any reason, other than misconduct, assuming the unvested restricted stock had not previously vested in connection with the change in control, calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 31, 2008.

(6)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, upon a change in control, awards for performance cycles that have not been completed are deemed earned at the time of the change in control at the target level, with payment made pro rata for the portion of the performance cycle completed prior to the change in control. Since all benefits with respect to outstanding LTIP awards would have been paid upon the date of the change in control, no benefits would have been paid under the LTIP upon the subsequent termination of the executive.

(7)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive terminates his employment for Good Reason or we terminate his employment without Cause during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the Compensation Committee for such year. In December 2008 and January 2009, our Compensation Committee approved discretionary bonus amounts for our executive officers for fiscal 2008. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(8)	The dollar amounts indicated for salary continuation, severance and discretionary bonus for Mr. Agnes are based on assumed exchange rates, since Mr. Agnes’ base salary and discretionary bonus are paid in euros.

Estimated Benefits Payable As a Result of Termination of Employment by Employee Without Good Reason or Upon Retirement

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes	Samuels
LTIP(1)	-0-	-0-	-0-	-0-	-0-

Total	$-0-	$-0-	$-0-	$-0-	$-0-

(1)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. If an executive’s employment is terminated due to retirement, LTIP awards for any performance cycle which have not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are pro rated based on the percentage of the performance cycle completed prior to the date of termination. Since retirement under the LTIP is defined as termination of employment after the age of 65 and Mr. McKnight has not reached that age, no benefits under the LTIP would have been payable upon retirement on October 31, 2008. If an executive’s employment is terminated by the executive without Good Reason, LTIP awards for any performance cycles which have not been completed are forfeited. As a result, no amounts are included in the table as benefits payable upon termination by the named executive without Good Reason. Notwithstanding the foregoing, the Compensation Committee may approve payment of all or a portion of an award that would have been earned but for the termination of employment.
Estimated Benefits Payable As a Result of Termination of Employment Due to Death or Disability

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes(5)	Samuels
Early vesting of stock options(1)	$-0-	$-0-	$-0-	$-0-	$-0-
Early vesting of restricted stock(2)	297,850	155,400	212,380	181,300	38,850
LTIP(3)	950,000	-0-	-0-	-0-	-0-
Discretionary bonus(4)	-0-	200,000	-0-	585,000	-0-

Total	$1,247,850	$355,400	$212,380	$766,300	$38,850

(1)	Represents the value of unvested stock options as of October 31, 2008 which accelerate on termination due to death or disability.

(2)	Represents the value of unvested shares of restricted stock as of October 31, 2008 which accelerate on termination due to death or disability, calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 31, 2008.

(3)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. If an executive’s employment is terminated due to death or disability, LTIP awards for any performance cycle which have not been completed are determined with reference to the performance goals for the entire performance cycle and the payments are pro rated based on the percentage of the performance cycle completed prior to the date of termination. The Compensation Committee may elect to determine the amount of the award earned and make the payout after the end of the applicable performance cycle or earlier based on its determination of the level of performance achieved through the date of executive’s termination or to be achieved for the cycle. For purposes of this table, we have assumed that (i) awards for the three-year performance cycle ending October 31, 2008 would not have been paid since the minimum performance targets were not achieved and such performance cycle was completed on October 31, 2008, and (ii) awards for the three-year performance cycles ending October 31, 2009 and 2010 were paid at the target level, pro rated for the portion of each performance cycle the executive completed on the date of termination.

(4)	Under each executive’s employment agreement (except Mr. McKnight’s), if an executive’s employment is terminated due to death or disability during a fiscal year, the executive is entitled to receive a pro rata portion of any discretionary bonus approved by the Compensation Committee for such year. In December 2008 and January 2009, our Compensation Committee approved discretionary bonus amounts for our executive officers for fiscal 2008. The amounts listed above represent the full amount of such bonuses for each executive officer, since we are assuming they were terminated on the last day of the fiscal year.

(5)	The dollar amount indicated for Mr. Agnes is based on an assumed exchange rate, since Mr. Agnes’ discretionary bonus is paid in euros.
Estimated Benefits Payable As a Result of a Corporate Transaction and Without the Termination of the Executive Officers’
Employment(1)

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes	Samuels
Early vesting of stock options(2)	$-0-	$-0-	$-0-	$-0-	$-0-
Early vesting of restricted stock(3)	297,850	155,400	212,380	181,300	38,850

Total	$297,850	$155,400	$212,380	$181,300	$38,850

(1)	For purposes of this table, “corporate transaction” has the meaning set forth in our 2000 Stock Incentive Plan described above.

(2)	Represents the value of unvested stock options as of October 31, 2008 which accelerate on a corporate transaction, assuming the options are neither assumed by the successor corporation nor replaced with a cash incentive program preserving the spread existing at the time of the corporate transaction.

(3)	Represents the value of unvested shares of restricted stock as of October 31, 2008 which accelerate on a corporate transaction, assuming the rights and obligations with respect to the shares are not assigned to the successor corporation or new agreements of comparable value are not substituted for such shares of restricted stock. The amount is calculated by multiplying the number of accelerated shares by the closing price of our common stock on October 31, 2008.
Estimated Benefits Payable As a Result of a Change in Control and Without the Termination of the Executive Officers’ Employment(1)

	Robert B.	Joseph	Charles S.	Pierre	Martin
Elements	McKnight	Scirocco	Exon	Agnes	Samuels
LTIP(2)	$950,000	$-0-	$-0-	$-0-	$-0-

Total	$950,000	$-0-	$-0-	$-0-	$-0-

(1)	For purposes of this table, “change in control” has the meaning set forth in our LTIP described above.

(2)	During our 2008 fiscal year, Mr. McKnight was the only executive officer listed above participating in the LTIP. Under the LTIP, upon a change in control, awards for any performance cycles which have not been completed are deemed earned at the time of the change in control at the “target” level, with payment made pro rata for the portion of the performance cycle completed. For purposes of this table, we have assumed that (i) awards for the three-year performance cycle ending October 31, 2008 would not have been paid since the minimum performance targets were not achieved and such performance cycle was completed on October 31, 2008, and (ii) awards for the three-year performance cycles ending October 31, 2009 and 2010 were paid at the target level, pro rated for the portion of each performance cycle the executive completed on the date of such change in control.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee of
the Board of Directors
Douglas K. Ammerman
William M. Barnum, Jr.
Charles E. Crowe
February 5, 2009
     The above report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference
AUDIT COMMITTEE REPORT
     The Audit Committee’s role is to act on behalf of the board of directors in the oversight of all aspects of Quiksilver’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the 2008 fiscal year with management.
     The Audit Committee also reviewed and discussed with Deloitte & Touche LLP, Quiksilver’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61, as amended). In addition, the Audit Committee has discussed with Deloitte & Touche their independence from management and Quiksilver, including the matters in the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, which were received by the Audit Committee. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with their independence.
     The Audit Committee discussed with Deloitte & Touche the overall scope and plans for their audit. The Audit Committee met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of Quiksilver’s internal controls, and the overall quality of Quiksilver’s financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2008 for filing with the Securities and Exchange Commission.
The Audit Committee of
the Board of Directors
Douglas K. Ammerman
William M. Barnum, Jr.
Charles E. Crowe
February 5, 2009

     The above report of the Audit Committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the same by reference.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Our Audit Committee has not yet selected the independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending October 31, 2009. Our Audit Committee will make its selection after it has received and reviewed audit proposals for the year.
     Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2008. Representatives of Deloitte & Touche are expected to be present at our annual meeting and will be available to respond to appropriate questions and to make such statements as they may desire.
Audit and All Other Fees
     The fees billed to us by Deloitte & Touche during the last two fiscal years for the indicated services were as follows:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$3,218,000	$3,073,000
Audit-Related Fees(2)	20,000	153,000
Tax Fees(3)	1,522,000	1,344,000
All Other Fees(4)	-0-	-0-

Total Fees	$4,760,000	$4,570,000

(1)	Audit Fees — These are fees for professional services performed by Deloitte & Touche for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, Section 404 attest services, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. This includes employee benefit plan audits, due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. This includes the preparation of Quiksilver and our consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items.

(4)	All Other Fees — These are fees for other permissible work performed by Deloitte & Touche that does not meet the above category descriptions.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
     Under its charter, our Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee. At the beginning of the fiscal year, the committee will evaluate other known potential engagements of our independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At each subsequent committee meeting, the committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The committee has delegated to the chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing on an accelerated timetable. If the chairman so approves any such engagements, he is required to report that approval to the full committee at the next committee meeting.
     Since November 1, 2007, each new engagement of Deloitte & Touche has been approved in advance by the committee and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Potential Related Party Transactions
     Our Audit Committee is responsible for the review, approval or ratification of “related-person transactions” between us and related persons. Under SEC rules, related persons are our directors, officers, nominees for directors, or 5% stockholders of our common stock since the beginning of the last fiscal year and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect interest. Our Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:
•	any employment by us of an executive officer if:
•	the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or

•	the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and our compensation committee approved (or recommended that the board approve) such compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;
•	any transaction with another organization for which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that organization, if the amount involved does not exceed the greater of $1,000,000, or 1% of that organization’s gross annual revenue;

•	any charitable contribution by us to a charitable or educational organization for which a related person’s only relationship is as an employee (other than an executive officer), a trustee or a director, if the amount involved does not exceed the lesser of $1,000,000, or 1% of the charitable organization’s gross annual revenues;

•	any transaction where the related person’s interest arises solely from the ownership of our securities and all holders of such securities received the same benefit on a pro rata basis; and

•	any transaction where the rates or charges involved are determined by competitive bids.
     Transactions falling within the scope of these policies and procedures that are not included in one of the above categories are reviewed by our audit committee, which determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

Related Party Transactions
     On February 11, 2008, we entered into a separation agreement with Bernard Mariette, our former President and Director, in connection with his resignation. We also entered into a separation agreement with David Morgan, our former Chief Operating Officer, on August 24, 2008 that became effective October 30, 2008 in connection with his resignation and on January 12, 2008, we entered into a separation agreement with Martin Samuels, our former President — Quiksilver Americas, in connection with his resignation. For a description of the terms of these separation agreements, see the discussion under the section entitled “Potential Payments Upon Termination, Change in Control or Corporate Transaction — Separation Agreements.”
     In February 2006, Mr. Ammerman purchased a principal amount of $100,000 of our publicly traded senior notes. In February 2008, Mr. Ammerman made an additional purchase of $100,000, in principal amount, of our senior notes. Mr. Ammerman continues to hold these senior notes. Our senior notes are publicly traded, pay interest at an annual rate of 6 7/8% and are governed by the terms of an indenture.
     One of our European subsidiaries leases office space in Soorts-Hossegor and in Capbreton, France from SCI Anepia, an entity owned by Pierre Agnes, our Quiksilver Europe-President, and his wife. The Hossegor lease is for a 9-year term expiring on November 17, 2015. The current annual rent is €267,924 (approximately $348,301 at an assumed exchange rate of 1.3 dollars per euro). The Capbreton lease is also for a term of 9 years expiring on June 12, 2011. The current annual rent is €95,717 (approximately $124,425 at an assumed exchange rate of 1.3 dollars per euro). From November 1, 2007 through January 31, 2009, we paid SCI Anepia an aggregate of €454,545 (approximately $590,909 at an assumed exchange rate of 1.3 dollars per euro) under these leases. We believe these leases are on terms no less favorable to us than those that are available from persons not affiliated with us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Certain officers, directors and greater-than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
     To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended October 31, 2008 all Section 16(a) filing requirements applicable to our officers, directors and greater-than ten percent beneficial owners were satisfied.
NOMINATIONS AND STOCKHOLDER PROPOSALS
     Our bylaws require that all nominations for persons to be elected as a director, other than those made by the board of directors, be made pursuant to written notice to our Secretary. The notice must be received not less than 30 nor more than 60 days prior to the meeting at which the election will take place (or not later than 10 days after notice of public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder’s name and address as they appear on our books and the class and number of shares of stock beneficially owned by such stockholder. No material changes have been made to the procedures by which security holders may recommend nominees to our board of directors.
     In addition, our bylaws require that for business to be properly brought before an annual meeting by a stockholder, our Secretary must have received written notice thereof not less than 30 nor more than 60 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of the meeting). The notice must set forth:
•	a brief description of the business desired to be brought before the meeting;

•	the stockholder’s name and address as they appear on our books;

•	the class and number of shares of stock beneficially owned by the stockholder; and

•	any material interest of the stockholder in such business.
     Any proposal of a stockholder intended to be presented at our 2010 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by us no later than October 23, 2009.

ANNUAL REPORT
     Our Annual Report containing audited financial statements for the fiscal year ended October 31, 2008 accompanies this proxy statement. WE WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED OCTOBER 31, 2008, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF JOSEPH SCIROCCO, CHIEF FINANCIAL OFFICER, AT OUR ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.
OTHER MATTERS
     At the time of the preparation of this proxy statement, the Board of Directors knows of no other matter which will be acted upon at our annual meeting. If any other matter is presented properly for action at our annual meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.
By Order of the Board of Directors,
QUIKSILVER, INC.
ROBERT B. McKNIGHT, JR.
Chairman of the Board,
Chief Executive Officer and President
Huntington Beach, California
February 20, 2009

Appendix A
QUIKSILVER, INC.
EMPLOYEE STOCK PURCHASE PLAN1
(As amended and restated February 5, 2009)
1.	PURPOSE OF THE PLAN
     This Employee Stock Purchase Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.
     Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
     This February 5, 2009 amendment and restatement shall become effective upon approval of such amendment and restatement by the Corporation’s stockholders at the 2009 Annual Meeting of Stockholders. In the event such stockholder approval is not obtained, then the revisions to the Plan effected by this amendment and restatement shall have no force and effect; however, the Employee Stock Purchase Plan shall continue in effect in accordance with the terms and provisions of the plan in effect on the date prior to this amendment and restatement.
2.	ADMINISTRATION OF THE PLAN
     The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
3.	STOCK SUBJECT TO PLAN
          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 3,700,000 shares. Such share reserve consists of (i) 800,000 shares approved by the Corporation’s stockholders in connection with the initial adoption of the Plan, (ii) an increase of 900,000 shares approved by the Corporation’s stockholders on March 16, 2007 and (iii) an increase of 2,000,000 shares for which approval by the Corporation’s stockholders will be sought at the 2009 Annual Meeting of Stockholders.
          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change

[1]	All share amounts in this document have been revised to reflect a 2 for 1 stock split effected through a stock dividend on April 30, 2003 and a 2 for 1 stock split effected through a stock dividend on April 27, 2005.

affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable by all Participants in the aggregate on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate to prevent the dilution or enlargement of benefits under the Plan and the outstanding purchase rights, and such adjustments shall be final, binding and conclusive.
4.	PURCHASE PERIODS
     Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
5.	ELIGIBILITY
          A. Each individual who is an Eligible Employee on the start date of any Purchase Period under the Plan may enter that Purchase Period on such start date.
          B. To participate in the Plan for a particular Purchase Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) in advance of that Purchase Period and in accordance with such terms and conditions as the Plan Administrator may impose.
6.	PAYROLL DEDUCTIONS
          A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during a Purchase Period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the Purchase Period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect, except to the extent such rate is changed in accordance with the following guidelines:
               (i) The Participant may, at any time during the Purchase Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.
               (ii) The Participant may, prior to the commencement of any new Purchase Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Period following the filing of such form.

          B. Payroll deductions shall begin on the first pay day administratively feasible following the beginning of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Purchase Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.
          C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
          D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date.
7.	PURCHASE RIGHTS
          A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each Purchase Period in which he or she participates. The purchase right shall be granted on the first business day of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
          B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on each successive Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.
          C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of the Purchase Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.
          D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 4,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in the aggregate by all Participants on any one Purchase Date shall not exceed 400,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in the aggregate by all Participants on each Purchase Date.
          E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.
          F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:
                    (A) A Participant may, at any time prior to the next scheduled Purchase Date, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.
                    (B) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms).
                    (C) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as anew Employee for purposes of subsequent participation in the Plan and must accordingly re- enroll in the Plan (by making a timely filing of the prescribed enrollment forms).
          G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the first business day of the Purchase Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in the aggregate by all participants.
     The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
          H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.
          I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
          J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

8.	ACCRUAL LIMITATIONS
          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
          B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
               (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on each successive Purchase Date on which such right remains outstanding.
               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.
          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.
          D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
9.	EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan was originally adopted by the Board on February 15, 2000 and became effective at the Effective Time. This amendment and restatement was adopted by the Board on February 5, 2009 and shall become effective upon approval thereof by the Corporation’s stockholders at the 2009 Annual Meeting of Stockholders. In no event, however, shall any payroll deductions be collected or purchase rights be exercised, and no shares of Common Stock shall be issued, pursuant to this February 5, 2009 amendment and restatement unless the Corporation is at the time in compliance with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on an appropriate form filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) February 5, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
10.	AMENDMENT/TERMINATION OF THE PLAN
          A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Period.
          B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.
11.	GENERAL PROVISIONS
          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
          C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
          D. The Corporation shall have the right to take whatever steps the Plan Administrator deems necessary or appropriate to comply with all applicable federal, state, local and employment tax withholding requirements, and the Corporation’s obligations to deliver shares under this Plan shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Corporation shall have the right to withhold taxes from any other compensation or other amounts that it may owe to the Participant, or to require the Participant to pay to the Corporation the amount of any taxes that the Corporation may be required to withhold with respect to such shares. The Plan Administrator may require the Participant to notify the Plan Administrator or the Corporation before the Participant sells or otherwise disposes of any shares acquired under the Plan.

APPENDIX
     The following definitions shall be in effect under the Plan:
     A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more Purchase Periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any and all contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Base Salary shall NOT include (i) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive- type payments received during the period of participation in the Plan and (ii) any contributions made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from Base Salary).
     B. BOARD shall mean the Corporation’s Board of Directors.
     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
          (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or
          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders or pursuant to a private transaction or series of related transactions with one or more of the Corporation’s stockholders.
     D. CODE shall mean the Internal Revenue Code of 1986, as amended.
     E. COMMON STOCK shall mean the Corporation’s common stock.
     F. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

     G. CORPORATION shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.
     H. EFFECTIVE TIME shall mean July 1, 2000. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.
     I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).
     J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the Nasdaq Global Select Market (or the Nasdaq Global Market) on the date in question, as such price is reported by The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     K. 1933 ACT shall mean the Securities Act of 1933, as amended.
     L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.
     M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of February 5, 2009 are listed in attached Schedule A.
     N. PLAN shall mean the Corporation’s amended and restated Employee Stock Purchase Plan, as set forth in this document.
     O. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

     P. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be December 29, 2000.
     Q. PURCHASE PERIOD shall mean each successive approximate six (6)-month period, beginning on the first business day in each of July and January and ending on the last business day in each of June and December of each year, at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.
     R. STOCK EXCHANGE shall mean the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.

Schedule A
Corporations Participating in
Employee Stock Purchase Plan
As of the Effective Time

Appendix B
QUIKSILVER, INC.
2000 STOCK INCENTIVE PLAN2
(As Amended and Restated through February 5, 2009)
ARTICLE ONE
GENERAL PROVISIONS
1.1. PURPOSE OF THE PLAN
     This amended and restated 2000 Stock Incentive Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
     Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
1.2. STRUCTURE OF THE PLAN
     A. The Plan as hereby amended and restated is divided into four separate equity incentive programs:
          - the Discretionary Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
          - the Restricted Stock Program, under which eligible persons may be awarded restricted shares of Common Stock by and at the discretion of the Plan Administrator, that vest upon, among other things, the completion of a designated service period and/or the attainment of pre-established performance milestones or other criteria,
          - the Restricted Stock Unit Program, under which eligible persons may be awarded restricted stock units by and at the discretion of the Plan Administrator, that vest upon, among other things, the completion of a designated service period and/or the attainment of pre-established performance milestones or other criteria, and
          - the Director Automatic Grant Program under which Eligible Directors shall automatically receive option grants and restricted shares of Common Stock at designated intervals over their period of Board service.

[2]	All share amounts in this document have been revised to reflect a 2 for 1 stock split effected through a stock dividend on April 30, 2003 and a 2 for 1 stock split effected through a stock dividend on April 27, 2005.

     B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
1.3. ADMINISTRATION OF THE PLAN
     A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards to members of the Primary Committee must be authorized and approved by a disinterested majority of the Board.
     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs under its jurisdiction or any Award thereunder.
     D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.
     E. Administration of the Director Automatic Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Award under that program.
1.4. ELIGIBILITY
     A. The persons eligible to participate in the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs are as follows:
               (i) Employees,
               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Option Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable and the maximum term for which the Award is to remain outstanding and (ii) with respect to Awards under the Restricted Stock and Restricted Stock Unit Programs, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each Award, the vesting schedule applicable to the shares subject to such Award, and the cash consideration, if any, payable for such shares.
     C. The Plan Administrator shall have the absolute discretion to grant options, Restricted Stock and Restricted Stock Units in accordance with the Discretionary Option Grant Program, the Restricted Stock Program and the Restricted Stock Unit Program.
     D. Eligible Directors for purposes of the Director Automatic Grant Program shall be limited to members of the Board who are not, at the time of such determination, employees of the Corporation (or any Parent or Subsidiary).
1.5. STOCK SUBJECT TO THE PLAN
     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 33,444,836 shares. Such share reserve consists of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under those Predecessor Plans, (ii) an increase of 2,000,000 shares approved by the Corporation’s stockholders in connection with the adoption of this Plan, (iii) an increase of 2,800,000 shares approved by the Corporation’s stockholders on March 30, 2001, (iv) an increase of 2,400,000 shares approved by the Corporation’s stockholders on March 26, 2002 (v) an increase of 3,200,000 shares approved by the Corporation’s stockholders on March 28, 2003, (vi) an increase of 5,600,000 shares approved by the Corporation’s stockholders on March 26, 2004, (vii) an increase of 1,500,000 shares approved by the Corporation’s stockholders on March 24, 2005, (viii) an increase of 1,000,000 shares approved by the Corporation’s stockholders on March 24, 2006 and (ix) an increase of 2,000,000 shares approved by the Corporation’s stockholders on March 16, 2007.
     B. No one person participating in the Plan may receive Awards for more than 800,000 shares of Common Stock in the aggregate per calendar year. To the extent required by Section 162(m) of the Code, shares subject to options or stock appreciation rights which are canceled shall continue to be counted against the limit.

     C. The maximum number of shares of Common Stock reserved for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units under the Plan is 800,000.
     D. Shares of Common Stock subject to outstanding Awards under the Plan (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently canceled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the issuance of shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or the gross number of shares issued under the Plan, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall NOT be available for subsequent issuance under the Plan.
     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing Eligible Directors, (iv) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Option Grant and Director Automatic Grant Programs, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans, (vi) the number and/or class of securities subject to each outstanding Award under the Restricted Stock and Restricted Stock Unit Programs and the cash consideration (if any) payable per share thereunder, and (vii) the maximum number of shares which may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under the Plan. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
2.1. OPTION TERMS
     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
     A. EXERCISE PRICE.
          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date. The Plan Administrator may not reset the exercise price of outstanding options or stock appreciation rights and may not grant new options or stock appreciation rights in exchange for the cancellation of outstanding options or stock appreciation rights with a higher exercise price.
          2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. EFFECT OF TERMINATION OF SERVICE.
          1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or otherwsie specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
               (ii) permit the option to be exercised, during the applicable post- Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

     D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
     E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
     F. TRANSFERABILITY OF OPTIONS. The transferability of options granted under the Plan shall be governed by the following provisions:
               (i) Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
               (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
               (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
2.2. INCENTIVE OPTIONS
     The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options.

Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.
     A. ELIGIBILITY. Incentive Options may only be granted to Employees.
     B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
     C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
2.3. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
     A. No Award outstanding under the Discretionary Option Grant Program at the time of a Corporate Transaction shall vest and become exercisable on an accelerated basis if and to the extent that (i) such Award is, in connection with the Corporate Transaction, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction or (ii) such Award is replaced with a cash incentive program of the successor corporation which preserves the spread (the excess of the Fair Market Value of those shares over the exercise price in effect for the shares) existing at the time of the Corporate Transaction on the shares of Common Stock as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, each Award outstanding under the Discretionary Option Grant Program at the time of the Corporate Transaction shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, vest and become exercisable as to all shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully vested shares of Common Stock.
     B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or otherwise continue in full force and effect pursuant to the express terms of the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

     C. Immediately following the consummation of the Corporate Transaction, all outstanding Awards under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction or otherwise expressly continued in full force and effect pursuant to the express terms of the Corporate Transaction.
     D. Each Award which is assumed in connection with a Corporate Transaction or otherwise continued in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding Award, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding Awards under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.
     E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall, immediately prior to the effective date of such Corporate Transaction, vest and become exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Corporate Transaction and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Corporate Transaction.
     F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall immediately vest and become exercisable for all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those Awards do not otherwise vest on an accelerated basis. Any Awards so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
     G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Option Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control or Hostile Take-Over, as the case may be, vest and become exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control or Hostile Take-Over, as the case may be, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Hostile Take-Over, as the case may be. Each Award so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of their term.
     H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.
     I. Awards outstanding shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
2.4. STOCK APPRECIATION RIGHTS
     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.
     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:
               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
               (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.
     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:
               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.
               (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.
               (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.
ARTICLE THREE
RESTRICTED STOCK PROGRAM
3.1. RESTRICTED STOCK TERMS
     A. ISSUANCES. Shares of Restricted Stock may be issued under the Restricted Stock Program at the discretion of the Plan Administrator through direct and immediate issuances without any intervening option grants. Each such issuance of Restricted Stock shall be evidenced by a Restricted Stock Agreement that complies with the terms specified below and such other provisions as the Plan Administrator shall determine. Participants shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has paid the full purchase price, if any, to the Corporation and has executed and delivered to the Corporation the applicable Restricted Stock Agreement.
     B. PURCHASE PRICE.
          1. The purchase price per share of Restricted Stock issued under the Restricted Stock Program shall be fixed by the Plan Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
          2. Shares of Restricted Stock may be issued under the Restricted Stock Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
               (i) cash or check made payable to the Corporation; or
               (ii) any other valid form of consideration permissible under the Delaware General Corporation Law at the time such shares are issued.
     C. VESTING PROVISIONS
          1. Shares of Restricted Stock issued under the Restricted Stock Program may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine. The elements of the vesting schedule applicable to any unvested shares of Restricted Stock issued under the Restricted Stock Program shall be determined by the Plan Administrator and incorporated into the Restricted Stock Agreement. Notwithstanding the foregoing, Awards of Restricted Stock issued subject to time-based vesting under the Restricted Stock Program may not be made with a vesting schedule providing for full vesting in less than three years from the date awarded. Awards of Restricted Stock issued subject to performance-based vesting, as provided in Section 3.1.C.2 below, may not vest unless the Participant remains in the Corporation’s Service for at least one year following the date awarded.
          2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Restricted Stock Program so that the shares of Restricted Stock subject to those Awards shall vest upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the

Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the Plan Administrator may, at the time the Awards under the Restricted Stock Program are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the Award attributable to that performance objective shall be interpolated on a straight-line basis.
     3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Restricted Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Restricted Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
     4. The Participant shall have full voting rights with respect to any shares of Restricted Stock issued to the Participant under the Restricted Stock Program, whether or not the Participant’s interest in those shares is vested. Unless otherwise provided by the Plan Administrator in the Restricted Stock Agreement, Participant shall also have the right to receive any regular cash dividends paid on such shares. The Plan Administrator may apply any restrictions to the dividends that the Plan Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of shares of Restricted Stock is designed to comply with the requirements of the performance-based exception from the tax deductibility limitations of Code Section 162(m), the Plan Administrator may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such shares of Restricted Stock, such that the dividends and/or the shares of Restricted Stock maintain eligibility for such exception.
     5. The effect which death, Permanent Disability, termination of Service (other than for Misconduct) or other event designated by the Plan Administrator is to have upon the vesting schedule of a Restricted Stock Award shall be determined by the Plan Administrator and incorporated into the Restricted Stock Agreement.
     6. Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more unvested shares of Restricted Stock, then all such unvested shares of Restricted Stock shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares of Restricted Stock were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.
     7. Should the Participant cease to remain in Service while holding one or more unvested shares of Restricted Stock issued under the Restricted Stock Program or should the performance objectives or other criteria not be attained with respect to one or more such unvested shares of Restricted Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.
     8. In the event of the Participant’s death, Permanent Disability, termination of Service (other than for Misconduct), retirement or a Corporate Transaction or Change in Control, the Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Restricted Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives or other criteria applicable to those shares. The Plan Administrator shall not otherwise have discretion to waive the surrender and cancellation of unvested shares of Restricted Stock (or other assets attributable thereto) which would otherwise occur pursuant to a previously determined vesting schedule. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Restricted Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives or other criteria. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section 3.2.D of this Article Three.
3.2. CORPORATE TRANSACTION/CHANGE IN CONTROL
     A. No shares of Restricted Stock shall vest at the time of a Corporate Transaction on an accelerated basis if and to the extent that (i) the Restricted Stock Agreement is, in connection with the Corporate Transaction, continued or assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction, (ii) substitution of new agreements of comparable value covering shares of the successor corporation (or parent thereof) in exchange for such shares of Restricted Stock, with appropriate adjustments as to the number and kind of shares and purchase price, is provided for pursuant to the express terms of the Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, immediately prior to the effective date of the Corporate Transaction, all the shares of Restricted Stock shall automatically vest in full.
     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares of Restricted Stock are issued or at any time while they remain outstanding under the Plan, to provide that the unvested shares of Restricted Stock shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with or following such transactions, including termination of Service.
     C. If the Restricted Stock Agreement is continued or assumed by a successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction or such accelerated vesting is precluded by other limitations imposed by the Plan Administrator, each outstanding Award under the Restricted Stock Program in effect shall be adjusted immediately after the consummation of that Corporate Transaction to apply to the number and class of securities into which the shares of Restricted Stock subject to the Award immediately prior to the Corporate Transaction would have been converted upon consummation of such Corporate Transaction had those shares actually been outstanding and vested at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided that the aggregate amount of such consideration shall remain the same.
     D. The Plan Administrator’s authority under Paragraph B of this Section 3.2 shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph B of this Section 3.2 may result in their loss of performance-based status under Code Section 162(m).
3.3. TRANSFERABILITY OF RESTRICTED STOCK
     Unvested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Agreement, such shares of Restricted Stock shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
3.4. DELIVERY OF SHARES/LEGENDS
     Unvested shares of Restricted Stock may, in the Plan Administrator’s discretion, be issued in book entry or certificate form and shall remain in the possession or control of the Corporation until such shares have vested, and all other conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable Withholding Tax), in accordance with the terms of the Restricted Stock Agreement. If issued in certificate form, such certificates shall include such restrictive legends as deemed appropriate by the Plan

Administrator. The Plan Administrator may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.
ARTICLE FOUR
RESTRICTED STOCK UNIT PROGRAM
4.1. RESTRICTED STOCK UNIT TERMS
     A. ISSUANCES. Restricted Stock Units which entitle the Participant to receive shares of Common Stock underlying those units over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine may be issued under the Restricted Stock Unit Program at the discretion of the Plan Administrator. Each such issuance of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Agreement that complies with the terms specified below and such other provisions as the Plan Administrator shall determine. Participants shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Unit Agreement until the Participant has paid the full purchase price, if any, to the Corporation and has executed and delivered to the Corporation the applicable Restricted Stock Unit Agreement.
     B. PURCHASE PRICE.
          1. The purchase price for Restricted Stock Units issued under the Restricted Stock Unit Program shall be fixed by the Plan Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
          2. Restricted Stock Units may be issued under the Restricted Stock Unit Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
               (i) cash or check made payable to the Corporation; or
               (ii) any other valid form of consideration permissible under the Delaware General Corporation Law at the time such units are issued.
     C. VESTING PROVISIONS
          1. Restricted Stock Units issued under the Restricted Stock Unit Program may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives or such other criteria as the Plan Administrator shall determine. The elements of the vesting schedule applicable to any unvested Restricted Stock Units issued under the Restricted Stock Unit Program shall be determined by the Plan Administrator and incorporated into the Restricted Stock Unit Agreement. Notwithstanding the foregoing, Awards of Restricted Stock Units issued subject to time-based vesting under the Restricted Stock Unit Program may not be made with a vesting schedule providing for full vesting in less than three years from the date awarded. Awards of Restricted Stock Units issued subject to performance-based vesting, as provided in

Section 4.1.C.2 below, may not vest unless the Participant remains in the Corporation’s Service for at least one year following the date awarded.
          2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Restricted Stock Unit Program so that the Restricted Stock Units subject to those Awards shall vest upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii), (iv) and (vii) above, the Plan Administrator may, at the time the Awards under the Restricted Stock Unit Program are made, specify certain adjustments to such items as reported in accordance with GAAP, which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the Award attributable to that performance objective shall be interpolated on a straight-line basis.
          3. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a Restricted Stock Unit until that Award vests, all other conditions and restrictions applicable to such Restricted Stock Unit have been satisfied or lapsed (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Restricted Stock Unit Awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

          4. The effect which death, Permanent Disability, termination of Service (other than for Misconduct) or other event designated by the Plan Administrator is to have upon the vesting schedule of a Restricted Stock Unit Award shall be determined by the Plan Administrator and incorporated into the Restricted Stock Unit Agreement.
          5. Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more unvested Restricted Stock Units, then all such unvested Restricted Stock Units shall be immediately and automatically canceled, no shares of Common Stock will be issued in satisfaction of those units, and the Participant shall have no further rights with respect to those units. To the extent the canceled Restricted Stock Units were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the canceled units.
          6. Should the Participant cease to remain in Service while holding one or more unvested Restricted Stock Units issued under the Restricted Stock Unit Program or should the performance objectives not be attained with respect to one or more such unvested Restricted Stock Units, then those units shall be immediately and automatically canceled, no shares of Common Stock will be issued in satisfaction of those units, and the Participant shall have no further rights with respect to those units. To the extent the canceled Restricted Stock Units were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the canceled units.
          7. Outstanding Restricted Stock Units under the Restricted Stock Unit Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those units, if the performance goals or other criteria established for such units or the Service requirements established for such units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Restricted Stock Units as to which the designated performance goals or other criteria or Service requirements have not been attained or satisfied, but only in the event of the Participant’s death, Permanent Disability, termination of Service (other than for Misconduct), retirement or a Corporate Transaction or Change in Control. The Plan Administrator shall not otherwise have discretion to waive the surrender and cancellation of unvested Restricted Stock Units (or other assets attributable thereto) which would otherwise occur pursuant to a previously determined vesting schedule. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards of Restricted Stock Units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except as otherwise provided in Section 4.2.D of this Article Four.
4.2. CORPORATE TRANSACTION/CHANGE IN CONTROL
     A. No Restricted Stock Units shall vest at the time of a Corporate Transaction on an accelerated basis if and to the extent that (i) the Restricted Stock Unit Agreement is, in connection with the Corporate Transaction, continued or assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction, (ii) substitution of new agreements of comparable value covering shares of the successor corporation (or parent thereof) in exchange for such Restricted Stock Units, with appropriate adjustments as to the number and kind of shares and purchase price, is provided for pursuant to the terms of the Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, immediately prior to the effective date of the Corporate Transaction, all the unvested Restricted Stock Units shall automatically vest in full.
     B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested Restricted Stock Units are issued or at any time while they remain outstanding under the Plan, to provide that the unvested Restricted Stock Units shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with or following such transactions, including termination of Service.
     C. If the Restricted Stock Unit Agreement is continued or assumed by a successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction or such accelerated vesting is precluded by other limitations imposed by the Plan Administrator, each outstanding Award under the Restricted Stock Unit Program in effect shall be adjusted immediately after the consummation of that Corporate Transaction to apply to the number and class of securities into which the shares of Common Stock underlying those Restricted Stock Units subject to the Award immediately prior to the Corporate Transaction would have been converted in consummation of such Corporate Transaction had those units actually been outstanding and vested at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per unit thereunder, provided that the aggregate amount of such consideration shall remain the same.
     D. The Plan Administrator’s authority under Paragraph B of this Section 4.2 shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph B of this Section 4.2 may result in their loss of performance-based status under Code Section 162(m).
4.3. TRANSFERABILITY OF RESTRICTED STOCK UNITS
     Until vested, Restricted Stock Units may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such Common Stock subject to such Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, the shares of Common Stock subject to such Restricted Stock Unit shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
4.4. DELIVERY OF SHARES/COMPLIANCE WITH SECTION 409A
     A. Upon vesting and satisfaction of all other conditions and restrictions applicable to the Restricted Stock Units (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Unit Agreement, certificates representing the shares of Common Stock underlying such Restricted Stock Units shall be issued to Participant.
     B. Notwithstanding the foregoing, the Plan Administrator may permit or require a Participant to defer such Participant’s delivery of shares of Common Stock that would otherwise be due to such Participant with respect to the Restricted Stock Units. If any such deferral or election is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such delivery deferrals which shall be consistent with the requirements of Code Section 409A and the Treasury regulations and rules promulgated thereunder, and including the requirement that the deferral election be entered into at the time of the grant and that the delivery date thereof be consistent with a permissible distribution date under Code Section 409A.
ARTICLE FIVE
DIRECTOR AUTOMATIC GRANT PROGRAM
5.1. TERMS
     This Article Five of the Plan was amended and restated effective as of February 6, 2007. All options outstanding under the Automatic Option Grant Program on February 6, 2007 continued in full force and effect in accordance with the existing terms of the agreements evidencing those options, and no change in this Article Five affected those options.
     A. GRANT/ISSUANCE DATES. Grants and issuances under this amended and restated Article Five shall be made on the dates specified below:
          1. On the date of each annual meeting of stockholders, beginning with the 2007 Annual Meeting of Stockholders, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be issued 5,000 shares of Restricted Stock and granted a Non-Statutory Option to purchase 7,500 shares of Common Stock, provided that such individual has served as an Eligible Director for at least six (6) months. Notwithstanding the foregoing, all Eligible Directors at the Corporation’s 2007 Annual Meeting of Stockholders will be entitled to receive the grants set forth in this Section 5.1.A.1 even though they may not have served as an Eligible Director for six months prior to the date of such annual meeting. There shall be no limit on the number of such annual option grants and Restricted Stock Awards any one Eligible Director may receive over his or her period of Board Service.
          2. Each individual who is first elected or appointed as an Eligible Director at any time on or after the 2007 Annual Meeting of Stockholders, other than at an annual meeting of stockholders, shall, on the date he or she commences Service as an Eligible Director, automatically be issued 5,000 shares of Restricted Stock and granted a Non-Statutory Option to purchase 7,500 shares of Common Stock.
          3. Each such issuance of Restricted Stock pursuant to the Director Automatic Grant Program shall be evidenced by a Restricted Stock Agreement that complies with the terms specified below. Participants shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Agreement until the Participant has executed and delivered to the Corporation the applicable Restricted Stock Agreement.
     B. OPTION EXERCISE PRICE
          1. The exercise price per share for each option granted under this Article Five shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
          2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
     C. OPTION TERM. Each option shall have a term of seven (7) years measured from the option grant date.
     D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable and fully vested as of the grant date for any or all of the option shares.
     E. TRANSFERABILITY OF OPTIONS. Each option granted under the Director Automatic Grant Program may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any outstanding options under the Director Automatic Grant Program held by the Optionee at the time the Optionee ceases to serve as a Board member:
               (i) Subject to (ii) below, the Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

               (ii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
     G. VESTING OF RESTRICTED STOCK. Each Restricted Stock Award under the Director Automatic Grant Program shall vest in a series of three successive annual installments over the three-year period measured from the grant date of such Award.
          1. The annual vesting dates for Restricted Stock Awards pursuant to Section 5.1.A.1 shall be as follows:
               (i) 1,666 shares of Restricted Stock shall vest on the earlier of (i) the first anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the first annual meeting of stockholders following the grant date of such Award;
               (ii) 1,666 shares of Restricted Stock shall vest on the earlier of (i) the second anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the second annual meeting of stockholders following the grant date of such Award; and
               (iii) 1,667 shares of Restricted Stock shall vest on the earlier of (i) the third anniversary of the grant date of such Award or (ii) the day immediately preceding the date of the third annual meeting of stockholders following the grant date of such Award.
          2. The annual vesting dates for Restricted Stock Awards pursuant to Section 5.1.A.2 shall be as follows:
               (i) 1,666 shares of Restricted Stock shall vest on the first anniversary of the grant date of such Award;
               (ii) 1,666 shares of Restricted Stock shall vest on the second anniversary of the grant date of such Award; and
               (iii) 1,667 shares of Restricted Stock shall vest on the third anniversary of the grant date of such Award.
The Board member shall not vest in any additional shares of Restricted Stock following his or her cessation of Service as a Board member; provided, however, that each Restricted Stock Award held by an Eligible Director under the Director Automatic Grant Program will immediately vest in full upon his or her cessation of Board Service by reason of death or Permanent Disability. Upon the cessation of Service of any Board member while holding one or more unvested shares of Restricted Stock issued under the Director Automatic Grant Program, those unvested shares of Restricted Stock shall be immediately surrendered to the Corporation for cancellation, and the Board member shall have no further stockholder rights with respect to those shares.
          3. Unvested shares of Restricted Stock may be issued in book entry or certificate form and shall remain in the possession or control of the Corporation until such shares have vested, and all other conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable Withholding Tax), in accordance with the terms of the Restricted Stock Agreement. If issued in certificate form, such certificates shall include restrictive legends. A stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated will be required.
     H. TRANSFERABILITY OF RESTRICTED STOCK. Unvested shares of Restricted Stock may not be assigned, transferred, pledged or otherwise encumbered or disposed of other than by will or the laws of inheritance following the Participant’s death. Upon vesting, and after all other conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable Withholding Tax) pursuant to the applicable Restricted Stock Agreement, such shares of Restricted Stock shall become freely transferable (subject to any restrictions under applicable securities laws) by Participant.
5.2. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
     A. In the event of a Corporate Transaction while the Eligible Director remains a Board member, the following provisions shall apply:
               (i) Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction.
               (ii) The shares of Restricted Stock subject to any outstanding Restricted Stock Award made to such Eligible Director under the Director Automatic Grant Program which remain unvested at the time of such Corporate Transaction shall, immediately prior to the effective date of the Corporate Transaction, automatically vest in full.
     B. In the event of a Change in Control while the Eligible Director remains a Board member, the following provisions shall apply:
               (i) Each automatic option grant to such Eligible Director under the Director Automatic Grant Program shall remain exercisable for such option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.
               (ii) The shares of Restricted Stock subject to any outstanding Restricted Stock Award made to such Eligible Director under the Director Automatic Grant Program which remain unvested at the time of such Change in Control shall, immediately prior to the effective date of the Change in Control, automatically vest in full.
     C. Upon the occurrence of a Hostile Take-Over while the Eligible Director remains a Board member, the Eligible Director shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding option grants under the Director Automatic Grant Program. The Eligible Director shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Eligible

Director is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.
     D. Each option which is assumed in connection with a Corporate Transaction or otherwise continued in full force or effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Eligible Director in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (ii) the number and/or class of securities for which grants are subsequently to be made under the Director Automatic Grant Program to new and continuing Eligible Directors. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Director Automatic Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.
     E. The existence of any Awards under the Director Automatic Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
5.3. REMAINING TERMS
     A. The remaining terms of each option granted under the Director Automatic Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.
     B. The remaining terms of each Restricted Stock Award under the Director Automatic Grant Program shall be the same as the terms in effect for Restricted Stock Awards under the Restricted Stock Program.
ARTICLE SIX
MISCELLANEOUS
6.1. TAX WITHHOLDING
     A. The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.
     B. The Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan (other than Awards made under the

Director Automatic Grant Program) with the right to use either or both of the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards:
          Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of those Awards, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf.
          Stock Delivery: The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more shares of Common Stock previously acquired by such Optionee or Participant (other than in connection with the option issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.
6.2. EFFECTIVE DATE AND TERM OF THE PLAN
     A. The Plan became effective on the Plan Effective Date. Awards may be granted under the Discretionary Option Grant Program, the Restricted Stock Program, the Restricted Stock Unit Program and the Director Automatic Grant Program.
     B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date were incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.
     C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions, Change in Control and Hostile Take-Over may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.
     D. The Plan was amended and restated by the Board on February 5, 2009 (the “2009 Restatement”), subject to stockholder approval at the 2009 Annual Meeting of Stockholders, to (i) extend the term of the Plan through February 5, 2019; (ii) establish minimum vesting periods for Restricted Stock issued under the Restricted Stock Program and Restricted Stock Units issued under the Restricted Stock Unit Program; (iii) limit discretionary acceleration of established vesting schedules by the Plan Administrator for Restricted Stock issued under the Restricted Stock Program and Restricted Stock Units issued under the Restricted Stock Unit Program; and

(iv) effect various technical and clarifying revisions to facilitate administration of the Plan. Such revisions shall not become effective unless the stockholders approve the 2009 Restatement at the 2009 Annual Meeting of Stockholders. Should the Corporation’s stockholders not approve the 2009 Restatement at the 2009 Annual Meeting of Stockholders, then none of the changes and revisions effected to the Plan by the 2009 Restatement shall become effective. The Plan will, however, continue in effect as it existed immediately prior to February 5, 2009, and Awards will continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to Awards made under the Plan. In addition, the Director Automatic Grant Program will continue in effect in accordance with the provisions of that program as they existed immediately prior to February 5, 2009.
     E. The Plan shall terminate upon the earliest to occur of (i) February 5, 2019, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully- vested shares or (iii) the termination of all outstanding Awards in connection with a Corporate Transaction. Should the Plan terminate on February 5, 2019, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.
6.3. AMENDMENT OF THE PLAN.
     Except as provided below, the Board shall have complete and exclusive power and authority to amend, modify, suspend or terminate the Plan in any or all respects. However, no such amendment, modification, suspension or termination shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification or, unless approved by the stockholders, permit the Plan Administrator to reset the exercise price of outstanding options or grant new Awards in exchange for the cancellation of outstanding options with a higher exercise price. In addition, stockholder approval will be required for any amendment to the Plan that would (i) materially increase the benefits accruing to the Optionees and Participants under the Plan or materially reduce the price at which shares of Common Stock may be issued or purchased under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) materially extend the term of the Plan or (v) expand the type of awards available for issuance under the Plan, then to the extent required by applicable law, or deemed necessary or advisable by the Plan Administrator or the Board of Directors, such amendment shall be subject to stockholder approval.
6.4. USE OF PROCEEDS
     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
6.5. REGULATORY APPROVALS
     A. The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.
6.6. NO EMPLOYMENT/SERVICE RIGHTS
     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX
     The following definitions shall be in effect under the Plan:
     A. Award shall mean any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, Restricted Stock or Restricted Stock Unit award.
     B. Board shall mean the Corporation’s Board of Directors.
     C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
          (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
     D. Code shall mean the Internal Revenue Code of 1986, as amended.
     E. Common Stock shall mean the Corporation’s common stock.
     F. Corporate Transaction shall mean either of the following stockholder- approved transactions to which the Corporation is a party:
          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
     G. Corporation shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.

     H. Director Automatic Grant Program shall mean the director automatic grant program in effect under Article Five of the Plan for the Eligible Directors.
     I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.
     J. Eligible Director shall mean a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary) and who is accordingly eligible to participate in the Director Automatic Grant Program in accordance with the eligibility provisions of Articles One and Five.
     K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
     M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
          (i) If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Stock Market (or the Nasdaq Global Market) on the date in question, as such price is reported by The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          (iii) If the Common Stock is at the time not listed on any established stock exchange, the Fair Market Value shall be determined by the Board in good faith.
     N. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
     O. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
     P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
     Q. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:
          (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
          (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than twenty percent (20%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.
     R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
     S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
     T. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
     U. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Director Automatic Grant Program.
     V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     W. Participant shall mean any person who is issued shares of Restricted Stock under the Restricted Stock Program or under the Director Automatic Grant Program, and any person who is issued Restricted Stock Units under the Restricted Stock Unit Program.
     X. Permanent Disability Or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is both (i) expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to the Optionee or the Participant (or the Optionee’s or Participant’s legal representative), and (ii) to the extent the Optionee is eligible to participate in the Corporation’s long-term disability plan, entitles the Optionee or the Participant to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining a Permanent Disability in accordance with the foregoing shall be completed no later than the later of (i) the close of the calendar year in which the Optionee’s or the Participant’s Service terminates by reason of the physical or mental impairment triggering the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service. However, solely for purposes of the Director Automatic Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the Eligible Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
     Y. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated and set forth in this document.
     Z. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.
     AA. Plan Effective Date shall mean March 31, 2000.
     BB. Predecessor Plans shall mean the Corporation’s (i) 1996 Stock Option Plan, (ii) the 1998 Nonemployee Directors’ Stock Option Plan, (iii) the 1995 Nonemployee Directors’ Stock Option Plan and (iv) the 1992 Nonemployee Directors’ Stock Option Plan, as each of those plans was in effect immediately prior to the Plan Effective Date hereunder.
     CC. Primary Committee shall mean the committee of two (2) or more Eligible Directors appointed by the Board to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to Section 16 Insiders.
     DD. Restricted Stock shall mean shares of Common Stock issued to a Participant pursuant to the Restricted Stock or Director Automatic Grant Program, subject to such restrictions and conditions as are established pursuant to such Restricted Stock or Director Automatic Grant Program.

     EE. Restricted Stock Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of grant of Restricted Stock under the Restricted Stock or Automatic Director Grant Programs.
     FF. Restricted Stock Program shall mean the discretionary Restricted Stock program under Article Three of the Plan.
     GG. Restricted Stock Unit shall mean the right to receive one share of Common Stock issued pursuant to the Restricted Stock Unit Program, subject to such restrictions and conditions as are established pursuant to the Restricted Stock Unit Program.
     HH. Restricted Stock Unit Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of grant of Restricted Stock Units under the Restricted Stock Unit Program.
     II. Restricted Stock Unit Program shall mean the discretionary Restricted Stock Unit program under Article Four of the Plan.
     JJ. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Restricted Stock and Restricted Stock Unit Programs with respect to eligible persons other than Section 16 Insiders.
     KK. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liability provisions of Section 16 of the 1934 Act.
     LL. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary; or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.
     MM. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange.
     NN. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     OO. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.
     PP. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
     QQ. Withholding Taxes shall mean the federal, state and local income and employment withholding taxes to which the Optionee or Participant may become subject in connection with the issuance, exercise or vesting of an Award made to him or her under the PlanP

QUIKSILVER, INC.
15202 GRAHAM STREET
HUNTINGTON BEACH, CA 92649
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert B. McKnight, Jr. and Charles S. Exon as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Quiksilver, Inc. held of record by the undersigned on January 30, 2009, at the Annual Meeting of Stockholders to be held on March 25, 2009 and at any adjournment or postponement of such meeting.
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
QUIKSILVER, INC.
March 25, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at - http://www.quiksilverinc.com/investor_financialsec.aspx
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ☐ Douglas K. Ammerman ☐ William M. Barnum, Jr. ☐ Charles E. Crowe ☐ James G. Ellis ☐ Charles S. Exon ☐ Robert B. McKnight, Jr.
2. Approval of amendment and restatement of the Quiksilver, Inc. 2000 Employee Stock Purchase Plan as described in the accompanying proxy statement.

           ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

 3. Approval of amendment and restatement of the Quiksilver, Inc. 2000 Stock Incentive Plan as described in the accompanying proxy statement.

           ☐ FOR       ☐ AGAINST       ☐ ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

          All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder Date:		Signature of Stockholder Date:
          Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a signer is a partnership, please sign in partnership name by authorized person.